UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

PEDEVCO CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

PEDEVCO CORP.

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
(855) 733-3826

November 8, 2017

Dear Stockholder:

The board of directors and officers of PEDEVCO Corp., a Texas corporation, join me in extending to you a cordial invitation to attend the 2017 annual meeting of our stockholders, which we refer to as the annual meeting. This meeting will be held on December 28, 2017 at 10:00 a.m. local time at PEDEVCO Corp.’s corporate office located at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506.

Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

As permitted by the rules of the Securities and Exchange Commission (the “SEC” or the “Commission”), we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or E-proxy notice, on or about November 8, 2017 to our stockholders of record as of the close of business on October 30, 2017. The E-proxy notice contains instructions for your use of this process, including how to access our proxy statement and annual report and how to authorize your proxy to vote online. In addition, the E-proxy notice contains instructions on how you may receive a paper copy of the proxy statement and annual report or elect to receive your proxy statement and annual report over the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

If you are unable to attend the annual meeting in person, it is very important that your shares be represented and voted at the meeting. You may authorize your proxy to vote your shares over the Internet as described in the E-proxy notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card. You may also authorize your proxy to vote your shares by telephone or fax as described in your proxy card. If you authorize your proxy to vote your shares over the Internet, return your proxy card by mail or vote by telephone prior to the annual meeting, you may nevertheless revoke your proxy and cast your vote personally at the meeting.

We look forward to seeing you on December 28, 2017. Your vote and participation in our governance is very important to us.

Sincerely,

Frank C. Ingriselli
Chairman

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 28, 2017.

Our proxy statement and annual report on Form 10-K for the year ended December 31, 2016 are available at the following cookies-free website that can be accessed anonymously: https://www.iproxydirect.com/PED.

PEDEVCO CORP.
4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
(855) 733-3826
___________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 28, 2017
___________________________

To the Stockholders of PEDEVCO Corp.:

We are pleased to provide you notice of, and to invite you to attend, the 2017 annual meeting of the stockholders of PEDEVCO Corp., a Texas corporation, which will be held on December 28, 2017 at 10:00 a.m., local time, at PEDEVCO Corp.’s corporate office located at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, for the following purposes:

1.           To consider and vote upon a proposal to elect four directors to the board of directors, each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal, as named in, and set forth in greater detail in this proxy statement.

2.           To consider and vote upon a proposal to approve an amendment to our 2012 Equity Incentive Plan, as amended, to increase by 1.5 million the number of shares of common stock reserved for issuance under the plan.

3.           To consider and vote upon a proposal to ratify the appointment of GBH CPAs, PC, as our independent auditors for the fiscal year ending December 31, 2017.

4.           To consider a non-binding advisory vote on compensation of our named executive officers.

5.           To consider a non-binding advisory vote on the frequency of the advisory vote on compensation of our named executive officers.

6.           To consider and vote upon a proposal to consider and vote on any proposal to authorize our board of directors, in its discretion, to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting.

7.           To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF PROPOSALS ONE THROUGH FOUR, AND SIX, AND FOR “THREE YEARS” FOR PROPOSAL FIVE.

We do not expect to transact any other business at the annual meeting. Our board of directors has fixed the close of business on October 30, 2017 as the record date for determining those stockholders entitled to vote at the annual meeting and any adjournment or postponement thereof. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the annual meeting. A complete list of our stockholders will be available for examination at our offices in Danville, California, during ordinary business hours for a period of 10 days prior to the annual meeting.

- i -

We cordially invite you to attend the annual meeting in person. However, to ensure your representation at the annual meeting, please authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number, faxing your proxy card or by using the Internet as described in the instructions included with your proxy card or voting instruction card. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares and the vote cannot be cast unless you provide instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your proxy may be revoked at any time before it is voted. Please review the proxy statement accompanying this notice for more complete information regarding the matters to be voted on at the meeting.

The enclosed proxy statement, which is first being mailed to stockholders on November 8, 2017, is also available at https://www.iproxydirect.com/PED. This website also includes copies of the form of proxy, our Annual Report on Form 10-K for the year ended December 31, 2016, which we refer to as the annual report. Stockholders may also request a copy of the proxy statement and our annual report by contacting our main office at (855) 733-3826.

Even if you plan to attend the annual meeting in person, we request that you submit a proxy by following the instructions on your proxy card as soon as possible and thus ensure that your shares will be represented at the annual meeting if you are unable to attend.

By Order of the Board of Directors
Frank C. Ingriselli
Chairman

Danville, California
November 8, 2017

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK YOU TO VOTE BY TELEPHONE, MAIL, FAX OR ON THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD.

- ii -

- iii -

AUDIT COMMITTEE REPORT	17

EXECUTIVE OFFICERS	18

EXECUTIVE COMPENSATION	19
Summary Compensation Table	19
Outstanding Equity Awards at December 31, 2016	20
Issuances of Equity to Executive Officers and Directors	22
Compensation of Directors	23
Securities Authorized for Issuance under Equity Compensation Plans	24
Equity Compensation Plan Information	24
2014 Say on Pay Vote	28
Executive Employment Agreements	28

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	30

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	42

PROPOSAL 1 - ELECTION OF DIRECTORS	43

PROPOSAL 2 - AMENDMENT TO THE PEDEVCO CORP. 2012 EQUITY INCENTIVE PLAN	47

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF AUDITORS	54

PROPOSAL 4 – NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	56

PROPOSAL 5 - NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF HOLDING ADVISORY VOTES ON EXECUTIVE COMPENSATION	58

PROPOSAL 6 - ADJOURNMENT OF THE ANNUAL MEETING	59

Stockholder Proposals for 2018 Annual Meeting of Stockholders and 2018 Proxy Materials	60
Additional Filings	60
Other Matters	61
Interest of Certain Persons in or Opposition to Matters to Be Acted Upon	61
Company Contact Information	61

TABLE OF APPENDIXES

Appendix A	Amended and Restated PEDEVCO Corp. 2012 Equity Incentive Plan (see proposal 2)

- iv -

PEDEVCO CORP.

PROXY STATEMENT
FOR AN ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

PEDEVCO Corp. (“PEDEVCO,” “we,” “us”, “our” or the “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at our 2017 annual meeting of stockholders, which we refer to as our annual meeting, to be held on December 28, 2017 at 10:00 a.m., local time at PEDEVCO Corp.’s corporate office located at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to stockholders on November 8, 2017. You are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

Information Contained In This Proxy Statement

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and executive officers, corporate governance, and certain other required information. Included with this proxy statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 27, 2017, which we refer to as the annual report. If you requested printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the annual meeting.

Important Notice Regarding the Availability of Proxy Materials

Pursuant to rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials, which we refer to as the notice, to the Company’s stockholders. All stockholders will have the ability to access the proxy materials (including the Company’s Form 10-K, which does not constitute a part of, and shall not be deemed incorporated by reference into, this proxy statement or the enclosed form of proxy) via the Internet at https://www.iproxydirect.com/PED or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice. The notice contains a control number that you will need to vote your shares. Please keep the notice for your reference through the meeting date. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

Record Date and Shares Entitled to Vote

Our board of directors has fixed the close of business on October 30, 2017 as the record date for determining the holders of shares of our voting stock entitled to receive notice of and to vote at our annual meeting and any adjournments or postponements thereof. Only holders of record of shares of common stock and Series A Preferred Stock at the close of business on that date will be entitled to vote at our annual meeting and at any adjournment or postponement of that meeting. As of the record date, there were 6,084,729 shares of common stock outstanding and entitled to vote at our annual meeting, held by approximately 738 holders of record and 66,625 shares of Series A Preferred Stock outstanding and entitled to vote at our annual meeting, held by one holder of record.

Each share of common stock and each share of Series A Preferred Stock is entitled to one vote on each proposal presented at our annual meeting and at any adjournment or postponement thereof, for 6,151,354 total voting shares, provided that the Series A Preferred Stock holder is the only stockholder who has a right to appoint the Series A Nominee, as defined and described in greater detail under “Proposal 1 - Election of Directors”, beginning on page 43. Stockholders do not have the right to cumulate their votes in the election of directors.

In order for us to satisfy our quorum requirements, the holders of at least 33 1/3% of our total number of outstanding voting shares entitled to vote at the meeting must be present. You will be deemed to be present if you attend the meeting or if you submit a proxy (including through the mail, by fax or by telephone or the Internet) that is received at or prior to the meeting (and not revoked).

If your proxy is properly executed and received by us in time to be voted at our annual meeting, the shares represented by your proxy (including those given through the mail, by fax or by telephone or the Internet) will be voted in accordance with your instructions. If you execute your proxy but do not provide us with any instructions, your shares will be voted “FOR” the proposals set forth in the notice of annual meeting.

The only matters that we expect to be presented at our annual meeting are set forth in the notice of annual meeting. If any other matters properly come before our annual meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies on such matters in their best judgment.

Voting Process

If you are a stockholder of record, there are five ways to vote:

●	In person. You may vote in person at the annual meeting. The Company will give you a ballot when you arrive.

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the notice.

●	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

●	By Fax. If you request printed copies of the proxy materials by mail, you may vote by proxy by faxing your proxy to the number found on the proxy card.

●	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Revocability of Proxies

The presence of a stockholder at our annual meeting will not automatically revoke that stockholder’s proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by:

●	submitting a written revocation prior to the annual meeting to the Corporate Secretary, PEDEVCO Corp., 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506;

●
submitting another signed and later dated proxy card and returning it by mail in time to be received before our annual meeting or by submitting a later dated proxy by the Internet or telephone prior to the annual meeting; or

●	attending our annual meeting and voting in person.

Attendance at the Annual Meeting

Attendance at the annual meeting is limited to holders of record of our common stock and Series A Preferred Stock at the close of business on the record date, October 30, 2017 and our guests. Admission will be on a first-come, first-served basis. You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the annual meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the annual meeting, you must present proof of your ownership of common or preferred stock, such as a bank or brokerage account statement indicating that you owned shares of common or preferred stock at the close of business on the record date, in order to be admitted. For safety and security reasons, no cameras, recording equipment or other electronic devices will be permitted in the annual meeting.

Conduct at the Meeting

The Chairman of the meeting has broad responsibility and legal authority to conduct the annual meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. Only stockholders or their valid proxy holders may address the meeting. The Chairman may exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure you that every stockholder who wishes to speak on an item of business will be able to do so.

Quorum

If you vote in person or by proxy at our annual meeting, you will be counted for purposes of determining whether there is a quorum at the meeting. Shares of our capital stock present in person or by proxy at our annual meeting that are entitled to vote will be counted for the purpose of determining whether there is a quorum for the transaction of business at our annual meeting. Our bylaws, as amended, provide that 33 1/3% of the outstanding shares of our capital stock entitled to vote at the meeting, represented in person or by proxy, constitutes a quorum at a meeting of our stockholders.

Votes Required To Approve Each Proposal

Appointment of directors. With respect to the election of directors (proposal 1), under plurality voting, the three non-Series A Nominees (defined below under “Proposal 1 - Election of Directors”, beginning on page 43) receiving the highest number of affirmative votes of our common stock and the one Series A Nominee (defined below under “Proposal 1 - Election of Directors”, beginning on page 43), receiving the highest number of affirmative votes of our Series A Preferred Stock, will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Amendment of 2012 Equity Incentive Plan. The approval of the amendment to our 2012 Equity Incentive Plan to increase by 1.5 million shares the total number of shares available for awards under such plan (proposal 2), requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, the proposal, assuming a quorum is present at the annual meeting.

Ratification of independent auditor. For the approval of the proposal to ratify the appointment of GBH CPAs, PC as our independent auditors for the fiscal year ended December 31, 2017 (proposal 3), a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, the proposal, must be voted “FOR” approval and adoption of such proposal in order for such proposal to be approved and adopted, assuming a quorum is present at the annual meeting.

Approval on a non-binding basis of executive compensation. For the approval of executive compensation (proposal 4), a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, the proposal, must be voted “FOR” approval and adoption of such proposal in order for such proposal to be approved and adopted, assuming a quorum is present at the annual meeting, provided that the vote is non-binding.

Approval on a non-binding basis of the frequency of holding future advisory votes on executive compensation. For the approval of the frequency of holding future advisory votes on executive compensation (proposal 5), the final vote will not be binding on us and is advisory in nature, and no minimum level of votes is required to be obtained on any voting option. Instead, the option (1 year, 2 years or 3 years), if any, that receives the greatest number of affirmative votes of the shares (i.e., a plurality of the votes cast) present in person or represented by proxy at the meeting and entitled to vote will be determined to be approved by the Company’s stockholders, provided that the final vote will not be binding on us and is advisory in nature. The Board will carefully consider the voting results in their entirety in determining the frequency of holding future advisory votes on the compensation of our named executive officers moving forward.

Approval to adjoin the annual meeting. Authority to adjourn the annual meeting (proposal 6) to another place, or a later date or dates, if deemed necessary or appropriate, in the discretion of the board of directors, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting, requires the vote of a majority of the shares of stock entitled to vote which are present, in person or by proxy at the annual meeting.

Broker Non-Votes and Abstentions

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and the broker has not received voting instructions from the beneficial owner. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter or proposal.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of GBH CPAs, PC as our independent registered public accounting firm (proposal 3), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain “non-routine” matters, which include all of the other proposals up for vote at the annual meeting.

With respect to the election of directors (proposal 1), under plurality voting, broker non-votes and abstentions have no effect on determining the nominees elected, except to the extent that they affect the total votes received by any particular candidate. If you hold your shares in street name and you do not instruct your broker how to vote in the election of directors, the broker will not vote your shares in the director election.

With respect to the proposal to effect an amendment to our 2012 Equity Incentive Plan (proposal 2), the proposal to approve executive compensation (proposal 4) and the proposal to authorize our board of directors, in its discretion, to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above (proposal 6), broker non-votes and abstentions could prevent the proposals from receiving the required affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, each proposal.

With respect to the advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers (Proposal 5), stockholders have four voting options (“1 year”, “2 years”, “3 years” or “abstain”), provided that the final vote will not be binding on us and is advisory in nature, and no minimum level of votes is required to be obtained on any voting option. Instead, the option (1 year, 2 years or 3 years), if any, that receives the greatest number of affirmative votes of the shares (i.e., a plurality of the votes cast) present in person or represented by proxy at the meeting and entitled to vote will be determined to be approved by the Company’s stockholders, provided that the final vote will not be binding on us and is advisory in nature. The Board will carefully consider the voting results in their entirety in determining the frequency of holding future advisory votes on the compensation of our named executive officers moving forward.

Abstaining shares will be considered present at the annual meeting and “entitled to vote” on the applicable provisions so that the effect of abstentions will be the equivalent of a vote “AGAINST” each applicable proposal. With respect to broker non-votes, the shares subject to a broker non-vote will not be considered present at the annual meeting for each proposal, since they are not “entitled to vote” on such proposals, so broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote of the shares present in person or represented by proxy at the annual meeting and entitled to vote on such applicable proposals, by reducing the total number of shares from which the majority is calculated.

Board of Directors Voting Recommendations

Our board of directors recommends that you vote your shares:

●
“FOR” election of all four director nominees to the board of directors, each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal (proposal 1);

●	“FOR” approval of an amendment to our 2012 Equity Incentive Plan, to increase by 1.5 million shares the number of shares of common stock reserved for issuance under the plan (proposal 2);

●	“FOR” ratification of the appointment of GBH CPAs, PC, as our independent auditors for the fiscal year ending December 31, 2017 (proposal 3);

●	“FOR” the approval of the non-binding advisory resolution approving the Company’s executive compensation (proposal 4);

●	“3 YEARS” for the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation (proposal 5); and

●
“FOR” authorization of our board of directors, in its discretion, to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting (proposal 6).

Mailing Costs and Solicitation of Proxies

In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile. We have not and do not anticipate retaining a third-party proxy solicitation firm to solicit proxies on behalf of the board of directors. The cost of any solicitation of proxies will be borne by us. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our securities held of record at the close of business on the record date by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities.

Inspector of Voting

It is anticipated that representatives of Issuer Direct Corporation will tabulate the votes and act as inspector of election at the Annual Meeting.

Stockholders Entitled to Vote at the Meeting

A complete list of stockholders entitled to vote at the annual meeting will be available to view during the annual meeting. You may also access this list at our principal executive offices, for any purpose germane to the annual meeting, during ordinary business hours, for a period of ten days prior to the annual meeting.

Voting Instructions

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, or, if you requested to receive printed proxy materials, your enclosed proxy card.

Confidential Voting

Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card, as necessary to meet applicable legal requirements, or to assert or defend claims for or against the Company.

Stockholder of Record and Shares Held in Brokerage Accounts

If on the record date your shares were registered in your name with our transfer agent, then you are a stockholder of record and you may vote in person at the meeting, by proxy or by any other means supported by us. If on the record date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy statement is required to be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Multiple Stockholders Sharing the Same Address

In some cases, one copy of this proxy statement and the accompanying notice of annual meeting of stockholders, and 2016 annual report, is being delivered to multiple stockholders sharing an address, at the request of such stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or the accompanying notice of annual meeting of stockholders, and 2016 annual report, to such a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also submit requests for delivery of a single copy of this proxy statement or the accompanying notice of annual meeting of stockholders, and 2016 annual report, but in such event will still receive separate forms of proxy for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to our Corporate Secretary, Clark R. Moore, at our principal executive offices at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, or a stockholder may make a request by calling our Corporate Secretary, Clark R. Moore at (855) 733-3826.

If you receive more than one notice, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account as discussed above under “Voting Process”, or sign and return by mail all proxy cards or voting instruction forms.

Voting Results

The final voting results will be tallied by the inspector of voting and published in our Current Report on Form 8-K, which we are required to file with the SEC within four business days following the annual meeting.

Company Mailing Address

The mailing address of our principal executive offices is 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506.

Reverse Stock Split

The Company completed a 1-for-10 reverse split of its outstanding common stock, which took effect as of market close on April 7, 2017. All outstanding shares, options, warrants, preferred stock and other securities convertible into the Company’s common stock disclosed herein have been retrospectively adjusted to reflect the reverse stock split as required by the terms of such securities with a proportional increase in the related share or exercise price.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

Holders of record of our common stock and Series A Preferred Stock at the close of business on the record date, October 30, 2017, will be entitled to one vote per share on all matters properly presented at the annual meeting and at any adjournment or postponement thereof (provided that the Series A Preferred Stock holder is the only stockholder who has a right to appoint the Series A Nominee, as defined and described in greater detail under “Proposal 1 - Election of Directors”, beginning on page 43). As of the record date, there were 6,084,729 shares of common stock outstanding and entitled to vote at the annual meeting and at any adjournment or postponement thereof, held by approximately 738 holders of record and 66,625 shares of Series A Preferred Stock outstanding and entitled to vote at our annual meeting, held by one holder of record. Each share of common stock and each share of Series A Preferred Stock is entitled to one vote on each proposal presented at our annual meeting, for 6,151,354 total voting shares, provided that the Series A Preferred Stock holder is the only stockholder who has a right to appoint the Series A Nominee.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein and, moreover, do not have cumulative voting rights with respect to the election of directors.

Security Ownership of Management and Certain Beneficial Owners and Management

The following table sets forth, as of the record date, October 30, 2017, the number and percentage of outstanding shares of our common stock beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors; (c) our executive officers; and (d) all current directors, our director nominee and executive officers, as a group. As of the record date, there were 6,084,729 shares of common stock and 66,625 shares of Series A Convertible Preferred Stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant or upon conversion of a convertible security) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Number of Common Stock Shares (1)	Percent of Common Stock	Number of Series A Convertible Preferred Stock Shares (2)	Percent of Series A Convertible Preferred Stock	Total Voting Shares	Percent of Total Voting Shares (3)

Name and Address of Beneficial Owner
Named Executive Officers and Directors
Michael L. Peterson	284,363(4)	4.6%	--	--	284,363(4)	4.5%
Frank C. Ingriselli	274,351(5)	4.5%	--	--	274,351(5)	4.4%
Clark R. Moore	150,585(6)	2.4%	--	--	150,585(6)	2.4%
Elizabeth P. Smith	93,654(7)	1.5%	--	--	93,654(7)	1.5%
Gregory Overholtzer	88,309(8)	1.4%	--	--	88,309(8)	1.4%
David Z. Steinberg	75,975(9)	1.2%	--	--	75,975(9)	1.2%
Adam McAfee	54,578(10)	0.9%	--	--	54,578(10)	0.9%

All Named Executive Officers and Directors as a group (seven persons)	1,021,815	15.9%	--	--	12,370,863	21.4%
Greater than 5% Stockholders
MIE Holdings Corporation (11)	2,267,501(12)	27.4%	--	--	2,267,501(12)	27.4%
Golden Globe Energy (US), LLC (13)	573,745(14)	9.1%	66,625(15)	100%	638,042(16)	9.9%
B Asset Manager, LP (17)	596,280(18)	8.9%	--	--	596,280(18)	8.8%
Yao Hang Finance (Hong Kong) Limited (19)	333,334(20)	5.5%	--	--	333,334(20)	5.4%

Unless otherwise stated, the address of each stockholder is c/o PEDEVCO Corp., 4125 Blackhawk Plaza Circle, Suite 201, Danville, CA 94506

(1)
Ownership voting percentages are based on 6,084,729 total shares of common stock which were outstanding as of the record date, October 30, 2017. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the securities shown as beneficially owned by such person. Additionally, shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the applicable date below, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.
(2)
Ownership voting percentages are based on 66,625 total shares of Series A preferred stock which were outstanding as of the record date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. The holders of our Series A preferred stock vote together with the holders of our common stock, with one (1) vote per share of Series A preferred stock.

(3)
Ownership voting percentages are based on 6,151,354 total voting shares, including (i) 6,084,729 total shares of common stock outstanding as of October 30, 2017, and (ii) 66,625 total shares of Series A preferred stock which vote on a one-for-one basis on all stockholder matters, provided that shares of common stock subject to options, warrants or other convertible securities (including the Series A preferred stock) that are currently exercisable or convertible, or exercisable or convertible within 60 days of the applicable date of determination, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.
(4)
Consisting of the following: (a) 1,834 fully-vested shares of common stock held by Mr. Peterson’s minor children; (b)143,352 fully-vested shares of common stock (including shares held by a family trust which Mr. Peterson is deemed to beneficially own); (c) 33,000 unvested shares of common stock held by Mr. Peterson, which vest on various dates through June 28, 2018, provided that Mr. Peterson remains employed by us, or is a consultant to us, on such vesting dates; (d) options to purchase 10,000 shares of common stock exercisable by Mr. Peterson at an exercise price of $2.40 per share; (e) options to purchase 33,334 shares of common stock exercisable by Mr. Peterson at an exercise price of $5.10 per share; (f) 343 shares of common stock underlying currently exercisable options, of which options to purchase 298 shares are exercisable at $32.40 per share and options to purchase 45 shares are exercisable at $672.00 per share; (g) options to purchase 32,500 shares of common stock exercisable by Mr. Peterson at an exercise price of $3.70 per share; and (h) options to purchase 30,000 shares of common stock at $2.20 per share. Mr. Peterson has voting control over his unvested shares of common stock.
(5)
Representing: (a) 91,439 fully-vested shares of common stock held by Mr. Ingriselli; (b) 13,371 fully-vested shares of common stock held by Mr. Ingriselli’s spouse; (c) 89,650 fully-vested shares of common stock held by Global Venture Investments Inc., a company owned and controlled by Mr. Ingriselli (“GVEST”); (d) options to purchase 39,081 shares of common stock exercisable by Mr. Ingriselli at an exercise price of $5.10 per share; (e) options to purchase 37,000 shares of common stock exercisable by Mr. Ingriselli at an exercise price of $3.70 per share; and (f) warrants exercisable for 3,810 shares of common stock at $23.40 per share held by Global Venture Investments, LLC, a company owned and controlled by Mr. Ingriselli (“GVEST LLC”), which expire on December 16, 2017, and which securities Mr. Ingriselli is deemed to beneficially own.
(6)
Representing: (a) 45,326 fully-vested shares of common stock; (b) 2,867 fully-vested shares of common stock held by each of Mr. Moore’s two children, which he is deemed to beneficially own; (c) 21,000 unvested shares of common stock held by Mr. Moore, which vest on various dates through June 28, 2018, provided that Mr. Moore remains employed by us, or is a consultant to us, on such vesting dates; (d) options to purchase 23,334 shares of common stock exercisable by Mr. Moore at an exercise price of $5.10 per share; (e) options to purchase 27,000 shares of common stock exercisable by Mr. Moore at an exercise price of $3.70 per share; (f) options to purchase 28,000 shares of common stock exercisable by Mr. Moore at an exercise price of $2.20 per share; and (g) warrants exercisable for 191 shares of common stock at $23.40 per share held by Mr. Moore which expire on December 16, 2017. Mr. Moore has voting control over his unvested shares of common stock.
(7)
Representing: (i) 6,667 shares of common stock held by Ms. Smith (issued upon the January 27, 2013 automatic conversion of 6,667 shares of Series A preferred stock held by Ms. Smith); (ii) 1,334 shares of restricted stock held by Ms. Smith which vested in full on September 10, 2014; (iii) 9,678 shares of restricted stock held by Ms. Smith which vested in full on September 10, 2015; (iv) 21,429 shares of restricted stock held by Ms. Smith which vested in full on September 10, 2016; and (v) 54,546 shares of restricted stock held by Ms. Smith which vested in full on September 10, 2017.
(8)
Representing: (a) 7,542 fully-vested shares of common stock; (b) options to purchase 11,667 shares of common stock exercisable by Mr. Overholtzer at an exercise price of $5.10 per share; (c) options to purchase 5,000 shares of common stock exercisable by Mr. Overholtzer at an exercise price of $3.70 per share; (d) options to purchase 15,000 shares of common stock exercisable by Mr. Overholtzer at an exercise price of $2.20 per share; (e) options to purchase 1,100 shares of common stock exercisable by Mr. Overholtzer at an exercise price of $3.00 per share; and (f) options to purchase 48,000 shares of common stock exercisable by Mr. Overholtzer at an exercise price of $1.10 per share. Does not include options to purchase 12,000 shares of common stock at an exercise price of $1.10 per share, which have not vested as of the date of this filing and do not vest within 60 days of this filing.

(9)
Representing 75,975 shares of restricted stock held by Mr. Steinberg which vested in full on July 15, 2017.
(10)
Representing: (i) 30 shares of common stock held jointly by Mr. McAfee and his spouse; (ii) 2 shares of common stock held by Park Capital Management LLC, an entity owned and controlled by Mr. McAfee; and (iii) 54,546 shares of restricted stock held by Mr. McAfee which vest in full on December 28, 2017, provided that Mr. McAfee remains a director, an employee of, or consultant to the Company on such vesting date. Mr. McAfee has voting control over his unvested shares of common stock.
(11)
Address: c/o MIE Holdings Corporation, Suite 1501, Block C, Grand Palace, 5 Huizhong Road, Chaoyong District, Beijing, China 100101. To the best of our knowledge, the beneficial owners of MIE Holdings Corporation are Zhang Ruilin, its Executive Director, Chairman and Chief Executive Officer, and Zhao Jiangwei, its Executive Director, Vice Chairman and Senior Vice President.
(12)
Representing: (i) 133,334 shares of common stock issued upon the January 27, 2013 automatic conversion of 133,334 shares of Series A Preferred Stock held by MIE Holdings Corporation; and (ii) 2,134,167 shares of common stock issuable upon conversion of the New MIEJ Note, assuming conversion of all principal and accrued interest outstanding thereunder as of December 31, 2017 at the “floor price” of $3.00/share. The New MIEJ Note is convertible into common stock as described in greater detail below under “Certain Relationships and Related Party Transactions” – “Amendment to PEDCO-MIEJ Note and Condor-MIEJ Note”.
(13)
Address: c/o Platinum Partners, 250 West 55th Street, 14th Floor, New York, New York 10019. Includes beneficial holdings of Golden Globe Energy (US), LLC, a Delaware limited liability company (“GGE”), Platinum Partners Value Arbitrage Fund L.P., a Cayman Islands exempted limited partnership (“PPVA”), Platinum Management (NY) LLC, a Delaware limited liability company (“Platinum Management”), Platinum Partners Credit Opportunities Fund LLC, a Delaware limited liability company (“PPCO”), Platinum Credit Holdings LLC, a Delaware limited liability company (“Credit Holdings”), and Mark Nordlicht (collectively, the “GGE Parties”). GGE is a wholly-owned subsidiary of PPVA. Platinum Management is the investment manager and general partner of PPVA. Credit Holdings is the managing member of PPCO. Mark Nordlicht is the Chief Investment Officer of each of Platinum Management and Credit Holdings. By virtue of these relationships, each of PPVA, Platinum Management and Mark Nordlicht may be deemed to beneficially own the shares owned directly and beneficially by GGE. By virtue of these relationships, each of Credit Holdings and Mark Nordlicht may be deemed to beneficially own the shares owned directly by PPCO. The information set forth in this footnote and footnotes 15 and 16 below is based solely on information filed with the SEC on Schedule 13D by the GGE Parties on March 6, 2015. The GGE Parties reported in the Schedule 13D that GGE, PPVA and Platinum Management, share voting and dispositive power of 337,500 shares of common stock and 66,625 shares of Series A Preferred, and PPCO and Credit Holdings share voting and dispositive power over 34,445 shares of common stock, and Mr. Nordlicht shares voting power over 340,945 shares of common stock and 66,625 shares of Series A Preferred.
(14)
Representing: (i) 337,500 shares of common stock held by GGE; (ii) 3,445 shares of common stock held by Platinum Partners Credit Opportunities Fund LLC; and (iii) 232,800 shares of common stock which could be issuable upon conversion of 2,328 shares of Series A preferred stock, conversion of which shares, together with GGE’s current holdings of common stock, would give GGE ownership of 9.1% of our outstanding common stock and, together with 64,297 shares of unconverted Series A preferred stock which votes together with our common stock, 9.9% of our voting stock on an as-converted to common stock basis. See footnotes 13 and 16.
(15)
Representing 66,625 shares of Series A preferred stock held by GGE. See footnote 13 above. The Series A preferred stock is convertible into common stock on a 100:1 basis.
(16)
Representing: (i) 337,500 shares of common stock held by GGE; (ii) 3,445 shares of common stock held by Platinum Partners Credit Opportunities Fund LLC; (iii) 232,800 shares of common stock which could be issuable upon conversion of 2,328 shares of Series A preferred stock, conversion of which shares, together with GGE’s current holdings of common stock and , would give GGE ownership of 9.1% of our outstanding common stock and, together with 64,297 shares of unconverted Series A preferred stock which votes together with our common stock, 9.9% of our voting stock on an as-converted to common stock basis; and (iv) 64,297 shares of Series A preferred stock remaining outstanding following conversion of 2,328 shares of Series A preferred stock into 232,800 shares of common stock. See footnotes 13 and 15 above. Each share of Series A preferred stock is currently convertible into shares of common stock on a 100:1 basis, provided that no conversion is allowed in the event the holder thereof would beneficially own more than 9.9% of our outstanding common stock or voting stock (the “Beneficial Ownership Limitation”). Accordingly, based on GGE’s current beneficial holdings of common stock (excluding shares issuable upon conversion of Series A preferred stock), GGE is deemed to beneficially own an additional approximately 232,800 shares of common stock which could be issuable upon conversion of 2,328 shares of Series A preferred stock, subject to the Beneficial Ownership Limitation.

(17)
Address: 1370 Avenue of the Americas, 32nd Floor, New York, New York 10019. Includes beneficial holdings of BBLN-PEDCO Corp., BHLN-PEDCO Corp., and B Asset Manager, LP (the “BAM Parties”), 1370 Avenue of the Americas, 32nd Floor, New York, New York 10019. B Asset Manager, LP (“BAM”) is the investment manager, directly or indirectly, of the securities owned by the BAM Parties. To the Company’s knowledge, Mark Feuer and Dhruv Narain, through other entities, are the controlling principals of BAM, and share sole voting and investment power over such securities. Each of BAM, Mark Feuer and Dhruv Narain disclaims beneficial ownership of the securities held by the BAM Parties. The information set forth in this footnote is based solely on information jointly filed with the SEC on Schedule 13G/A by Senior Health Insurance Company of Pennsylvania (“SHIP”) and the BAM Parties on February 14, 2017. However, subsequent to such filing, the Company has become aware that SHIP’s holdings are no longer managed by BAM, with SHIP’s holdings excluded from the BAM Parties’ holdings by the Company herein. We make no representation as to the accuracy or completeness of the information reported.
(18)
Representing shares of common stock issuable upon the exercise of warrants to purchase common stock of the Company held by the BAM Parties. The BAM Parties hold warrants exercisable for an aggregate of 596,280 shares of common stock at $2.50 per share, expiring on May 12, 2019. The warrants held by the BAM Parties contain an issuance limitation prohibiting each holder from exercising or converting those securities to the extent that such exercise would result in beneficial ownership by such holder and its affiliates of more than 9.99% of the Company’s shares then issued and outstanding (the “Issuance Limitation”). The Issuance Limitation for the warrants may be revoked by the holder upon at least 61 days prior written notice to the Company which notice shall only be effective if delivered at a time when no indebtedness of the Company is outstanding, of which the holder or any of its affiliates was, at any time, the owner, directly or indirectly. The “Number of Voting Shares Beneficially Owned” figure presented assumes exercise of approximately such number of warrants which would provide the BAM Parties with shares of common stock under the Issuance Limitation.
(19)
Address: Room 5, 27/F, Richmond Comm. Bldg., 109 Argyle Street, Mongkok, Kowloon Hong Kong. Beneficial ownership information has not been provided to the Company despite multiple requests and the Company is not aware of the beneficial owners of the shares held by Yao Hang Finance (Hong Kong) Limited.
(20)
Representing 333,334 shares of common stock.

Changes in Control

The Company is not currently aware of any arrangements which may at a subsequent date result in a change of control of the Company.

CORPORATE GOVERNANCE

We promote accountability for adherence to honest and ethical conduct; endeavor to provide full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications made by us; and strive to be compliant with applicable governmental laws, rules and regulations.

Information regarding the members of and biographical information of our board of directors is provided below under “Proposal 1- Election of Directors”, beginning on page 43.

Board Leadership Structure

Our board of directors has the responsibility for selecting our appropriate leadership structure. In making leadership structure determinations, the board of directors considers many factors, including the specific needs of our business and what is in the best interests of our stockholders. Our current leadership structure is comprised of a separate Chairman of the board of directors and Chief Executive Officer (CEO). Mr. Frank C. Ingriselli serves as Chairman and Mr. Michael L. Peterson serves as Chief Executive Officer. The board of directors does not have a policy as to whether the Chairman should be an independent director, an affiliated director, or a member of management. Our board of directors believes that the Company’s current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management (the Company’s Chief Executive Officer, Mr. Peterson) and the members of our board of directors. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to its Chief Executive Officer, while enabling our Chairman to facilitate our board of directors’ oversight of management, promote communication between management and our board of directors, and support our board of directors’ consideration of key governance matters. The board of directors believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Risk Oversight

Effective risk oversight is an important priority of the board of directors. Because risks are considered in virtually every business decision, the board of directors discusses risk throughout the year generally or in connection with specific proposed actions. The board of directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full board of directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

The board of directors exercises direct oversight of strategic risks to us. Our Audit Committee reviews and assesses our processes to manage business and financial risk and financial reporting risk. It also reviews our policies for risk assessment and assesses steps management has taken to control significant risks. Our Compensation Committee oversees risks relating to compensation programs and policies. In each case management periodically reports to our board of directors or the relevant committee, which provides the relevant oversight on risk assessment and mitigation (the Company’s committees are described in greater detail below (beginning on page 14)).

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Arrangements Between Officers and Directors

There is no arrangement or understanding between our directors and executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, except as described below under “Series A Preferred Stock Appointment Rights”, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

Series A Preferred Stock Appointment Rights

Golden Globe Energy (US), LLC, which we refer to as GGE, the sole holder of our Series A Preferred stock, has the right pursuant to the purchase agreement with GGE and the certificate of designation designating the Series A Preferred (each described in greater detail below under “Certain Relationships and Related Party Transactions” - “Agreements with Related Persons” - “Golden Globe Energy (US), LLC”, beginning on page 30), upon notice to us, voting separately as a single class, to appoint designees to fill two (2) seats on our board of directors, one of which must be an independent director as defined by applicable rules and the exclusive right, voting the Series A Preferred Stock as sole stockholder thereof, separately as a single class, to elect such two (2) nominees to the board of directors. On July 15, 2015, at the request of GGE the board of directors of the Company increased the number of members of the board of directors from three to four, pursuant to the power provided to the board of directors in the Company’s Bylaws, and appointed David Z. Steinberg as a member of the board of directors to fill the newly created vacancy, also pursuant to the power provided to the board of directors in the Company’s Bylaws. At the time of appointment, the board of directors made the affirmative determination that Mr. Steinberg was independent pursuant to applicable NYSE American (formerly NYSE MKT) and SEC rules and regulations. Mr. Steinberg serves as one of GGE’s representatives on the Company’s board of directors. The board of directors appointment rights continue until GGE no longer holds any of the Tranche One Shares (defined and described in greater detail below under “Certain Relationships and Related Party Transactions” - “Agreements with Related Persons” - “Golden Globe Energy (US), LLC”, beginning on page 30). To date, GGE has not provided notice to PEDEVCO regarding the appointment of the second member to the board of directors, other than Mr. Steinberg.

As described below under “Proposal 1 - Election of Directors” beginning on page 43, Mr. Steinberg is the Series A Preferred Stock holder’s nominee for appointment on the board of directors at the annual meeting and GGE has the sole right to appoint Mr. Steinberg to the board of directors at the annual meeting.

All Series A Preferred Stock nominee members on our board of directors are required to immediately resign at the option of the other members of our board of directors upon such time as the rights of the Series A Preferred Stock holder to appoint members to our board of directors expires. For so long as the board appointment rights remain in effect, if for any reason a Series A Preferred Stock nominee on our board of directors resigns or is otherwise removed from the board of directors, then his or her replacement shall be a person elected by the remaining Series A Preferred Stock nominee or the holder of the Series A Preferred Stock.

Other Directorships

No directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law; (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board of Directors Meetings

During the fiscal year that ended on December 31, 2016, the Board held three meetings and took various other actions via the unanimous written consent of the board of directors and the various committees described above. All directors attended all of the board of directors meetings and committee meetings relating to the committees on which each director served during fiscal year 2016, except for one meeting of the board of directors which Mr. Steinberg was unable to attend. The Company held annual stockholders meetings on June 26, 2014, October 7, 2015, and December 28, 2016, at which meetings all directors were present in person or via teleconference. Each director of the Company is expected to be present at annual meetings of stockholders, absent exigent circumstances that prevent their attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, the Company will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting.

COMMITTEES OF THE BOARD

We currently maintain a Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee which have the following committee members:
Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent
Frank C. Ingriselli (1)
Adam McAfee	C	M	M	X
Elizabeth P. Smith	M	C	C	X
David Z. Steinberg (2)				X

C - Chairman of Committee.

M – Member.

(1) – Chairman of the board of directors.
(2) – Series A Preferred Stock holder nominee.

Each of these committees has the duties described below and operates under a charter that has been approved by our board of directors and is posted on our website. Our website address is http://www.pacificenergydevelopment.com. Information contained on our website is expressly not incorporated by reference into this proxy statement.

Audit Committee

The audit committee selects, on behalf of our board of directors, an independent public accounting firm to audit our financial statements, discusses with the independent auditors their independence, reviews and discusses the audited financial statements with the independent auditors and management, and recommends to the board of directors whether the audited financial statements should be included in our annual reports to be filed with the SEC. Mr. McAfee serves as Chair of the Audit Committee and our board of directors has determined that Mr. McAfee is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Exchange Act.

During the year ended December 31, 2016 the audit committee held four meetings.

Compensation Committee

The compensation committee reviews and approves (a) the annual salaries and other compensation of our executive officers, and (b) individual stock and stock option grants. The compensation committee also provides assistance and recommendations with respect to our compensation policies and practices and assists with the administration of our compensation plans. Ms. Smith serves as Chair of the compensation committee.

During the year ended December 31, 2016, the compensation committee held five meetings.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee assists our board of directors in fulfilling its responsibilities by: identifying and approving individuals qualified to serve as members of our board of directors, selecting director nominees for our annual meetings of stockholders, evaluating the performance of our board of directors, and developing and recommending to our board of directors corporate governance guidelines and oversight procedures with respect to corporate governance and ethical conduct. Ms. Smith serves as Chair of the nominating and corporate governance committee.

The nominating and governance committee of the board of directors considers nominees for director based upon a number of qualifications, including their personal and professional integrity, ability, judgment, and effectiveness in serving the long-term interests of our stockholders. There are no specific, minimum or absolute criteria for membership on the board of directors. The committee makes every effort to ensure that the board of directors and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by the NYSE American and/or the SEC.

The nominating and governance committee may use its network of contacts to compile a list of potential candidates. The nominating and governance committee has not in the past relied upon professional search firms to identify director nominees, but may engage such firms if so desired. The nominating and governance committee may meet to discuss and consider candidates’ qualifications and then choose a candidate by majority vote.

The nominating and governance committee will consider qualified director candidates recommended in good faith by stockholders, provided those nominees meet the requirements of NYSE American and applicable federal securities law. The nominating and governance committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. The Committee will consider candidates recommended by stockholders if the information relating to such candidates are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder proposals under “Stockholder Proposals for 2018 Annual Meeting of Stockholders and 2018 Proxy Materials” on page 60 below. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means.

During the year ended December 31, 2016 the nominating and corporate governance committee held one meeting.

Stockholder Communications with the Board of Directors

Our stockholders and other interested parties may communicate with members of the board of directors by submitting such communications in writing to our Corporate Secretary, 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular board member or members, the communication will be forwarded to a board member to bring to the attention of the board of directors.

Executive Sessions of the Board of Directors

The independent members of our board of directors meet in executive session (with no management directors or management present) from time to time. The executive sessions include whatever topics the independent directors deem appropriate.

Director Independence

Our board of directors has determined that each of Ms. Smith, Mr. McAfee and Mr. Steinberg is an independent director as defined in the NYSE American rules governing members of boards of directors or as defined under Rule 10A-3 of the Exchange Act. Accordingly, a majority of the members of our board of directors are independent as defined in the NYSE American rules governing members of boards of directors and as defined under Rule 10A-3 of the Exchange Act.

 Code of Ethics

In 2012, in accordance with SEC rules, our board of directors adopted a Code of Business Conduct and Ethics for our directors, officers and employees. Our board of directors believes that these individuals must set an exemplary standard of conduct. This code sets forth ethical standards to which these persons must adhere and other aspects of accounting, auditing and financial compliance, as applicable. The Code of Business Conduct and Ethics is available on our website at www.pacificenergydevelopment.com. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this proxy statement. Additionally, the Code of Business Conduct and Ethics was filed as an exhibit to our Form 8-K/A filed with the SEC on August 8, 2012 as Exhibit 14.1 thereto.

We intend to disclose any amendments to our Code of Business Conduct and Ethics and any waivers with respect to our Code of Business Conduct and Ethics granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our website at www.pacificenergydevelopment.com, within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Business Conduct and Ethics to any such officers or employees to date.

Report of Audit Committee

The following report of the Audit Committee does not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.

AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the board of directors in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

In connection with the audited financial statements of the Company for the year ended December 31, 2016, the Audit Committee of the board of directors of the Company (1) reviewed and discussed the audited financial statements with the Company’s management; (2) discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T and Exchange Act Regulation S-X, Rule 2-07; (3) received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by the Company’s principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee recommended to the board of directors, and the board of directors approved, that the audited financial statements for the year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this Report to the board of directors.

Audit Committee

/s/ Adam McAfee (Chairman)
/s/ Elizabeth P. Smith

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers (ages are as of the record date).

Name	Age	Executive Position
Michael L. Peterson	55	President and Chief Executive Officer
Gregory Overholtzer	61	Chief Financial Officer, Vice President, Finance and Controller
Clark R. Moore	44	Executive Vice President, General Counsel and Secretary

Michael L. Peterson, President and Chief Executive Officer

Mr. Peterson has served as our Chief Executive Officer since May 2016, served as our Chief Financial Officer from our acquisition of Pacific Energy Development in July 2012 to May 2016, served as our Executive Vice President from our acquisition of Pacific Energy Development in July 2012 to October 2014, and has served as our President since October 2014. Mr. Peterson joined Pacific Energy Development as its Executive Vice President in September 2011, assumed the additional office of Chief Financial Officer in June 2012, and served as a member of our board of directors from July 2012 to September 2013. Mr. Peterson formerly served as Interim President and CEO (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of us, as a director (from May 2006 to July 2012) of Aemetis, Inc. (formerly AE Biofuels Inc.), a Cupertino, California-based global advanced biofuels and renewable commodity chemicals company (AMTX), and as Chairman and Chief Executive Officer of Nevo Energy, Inc. (NEVE) (formerly Solargen Energy, Inc.), a Cupertino, California-based developer of utility-scale solar farms which he helped form in December 2008 (from December 2008 to July 2012). In addition, since February 2006, Mr. Peterson has served as founder and managing partner of California-based Pascal Management, a manager of hedge and private equity investments, since August 2016, Mr. Peterson has served as an independent director on the board of TrxAde Group, Inc. (OTCQB: TRXD), a web-based pharmaceutical market platform headquartered in Florida, and since April 2017, Mr. Peterson has served as sole officer and director of Goodland Advanced Fuels, Inc., which is a privately-held holding company whose sole asset is a dormant biofuels plant located in Goodland, Kansas, each of which we believe requires only an immaterial amount of Mr. Peterson’s time and does not conflict with his roles or responsibilities with us. From 2005 to 2006, Mr. Peterson co-founded and became a managing partner of American Institutional Partners, a venture investment fund based in Salt Lake City. From 2000 to 2004, he served as a First Vice President at Merrill Lynch, where he helped establish a new private client services division to work exclusively with high net worth investors. From September 1989 to January 2000, Mr. Peterson was employed by Goldman Sachs & Co. in a variety of positions and roles, including as a Vice President with the responsibility for a team of professionals that advised and managed over $7 billion in assets. Mr. Peterson speaks Mandarin Chinese.

Mr. Peterson received his MBA at the Marriott School of Management and a BS in statistics/computer science from Brigham Young University.

Gregory Overholtzer, Chief Financial Officer

Mr. Overholtzer has served as the Chief Financial Officer of the Company since May 2016, as the Company’s Corporate Controller from January 2012 to May 2016, and served as the Company’s Vice President, Finance and Corporate Controller from June 2012 to May 2016. Mr. Overholtzer began his career in 1982 as a senior financial analyst at British Oxygen Corporation located in Fairfield, California. In 1994, Mr. Overholtzer joined Giga-tronics as their Chief Financial Officer. Between 1997 and 2011, Mr. Overholtzer served as the Chief Financial Officer, Corporate Controller or Senior Director for six different companies engaged in various hi-tech and bio-tech industries, including Accretive Solutions, Omni ID and Genitope Corp., all located in the San Francisco Bay Area.

 Mr. Overholtzer received his MBA in Finance from the University of California at Berkeley and his B.A. from UC Berkeley.

Clark R. Moore, Executive Vice President, General Counsel and Secretary

Mr. Moore has served as our Executive Vice President, General Counsel, and Secretary since our acquisition of Pacific Energy Development in July 2012 and has served as the Executive Vice President, General Counsel, and Secretary of Pacific Energy Development since its inception in February 2011. Mr. Moore began his career in 2000 as a corporate attorney at the law firm of Venture Law Group located in Menlo Park, California, which later merged into Heller Ehrman LLP in 2003. In 2004, Mr. Moore left Heller Ehrman LLP and launched a legal consulting practice focused on representation of private and public company clients in the energy and high-tech industries. In September 2006, Mr. Moore joined Erin Energy Corporation (NYSE: ERN) (formerly CAMAC Energy, Inc.), an independent energy company headquartered in Houston, Texas, as its acting General Counsel and continued to serve in that role through June 2011.

Mr. Moore received his J.D. with Distinction from Stanford Law School and his B.A. with Honors from the University of Washington.

EXECUTIVE COMPENSATION

The following table sets forth the compensation for services paid in all capacities for the two fiscal years ended December 31, 2016 and 2015 to (a) Frank C. Ingriselli, our Chairman and former Chief Executive Officer, (b) Michael L. Peterson and Clark R. Moore, who were the next two most highly compensated executive officers at fiscal year-end 2015 and 2016, and (c) Gregory Overholtzer, who was appointed as our Chief Financial Officer effective May 1, 2016 (collectively, the “Named Executive Officers”). There were no other executive officers who received compensation in excess of $100,000 in either 2015 or 2016.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended December, 31	Salary ($)	Bonus ($)	Option Awards ($)(1)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Frank C. Ingriselli (2)	2016	111,000	-	30,862(3)	60,000(4)	151,667(5)	353,529
Chairman of the Board and Former Chief Executive Officer	2015	338,000	25,000	62,442(6)	136,900(7)	-	562,342

Michael L. Peterson	2016	300,000	10,000	33,066(8)	313,500(9)	-	656,566
Chief Executive Officer and President	2015	303,000	25,000	54,847(10)	120,250(11)	-	503,097

Clark R. Moore	2016	250,000	8,000	30,862(12)	236,500(13)	-	525,362
Executive Vice President, General Counsel and Secretary	2015	253,000	25,000	45,566(14)	99,900(15)	-	423,466

Gregory Overholtzer	2016	190,000	6,000	56,663(17)	-	-	252,663
Chief Financial Officer (16)

Does not include perquisites and other personal benefits or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned any non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above.

(1)
Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. For additional information on the valuation assumptions with respect to the option grants, refer to Note 12 of our financial statements for the year ended December 31, 2016, which are included in the 2016 annual report. These amounts do not correspond to the actual value that will be recognized by the named individuals from these awards.
(2)
Mr. Ingriselli served as Chief Executive Officer of the Company until his retirement effective May 1, 2016, after which date he continued to serve as Chairman of the Company’s board of directors.
(3)
Consists of the fair value of options to purchase 28,000 shares of common stock granted in January 2016 at an exercise price of $2.20 per share.
(4)
Consists of the value of 54,546 shares of restricted common stock granted in December 2016 at $1.10 per share received pursuant to the Company’s board compensation plan.
(5)
Consists of (i) $1,667 paid to Mr. Ingriselli pursuant to the Company’s board compensation plan, and (ii) $150,000 paid to Global Venture Investments Inc. (“GVEST”), an entity owned and controlled by Mr. Ingriselli, pursuant to a transitional consulting agreement entered into in connection with Mr. Ingriselli’s retirement from the Company, which agreement expired on July 31, 2016.
(6)
Consists of the fair value of options to purchase 37,000 shares of common stock granted in January 2015 at an exercise price of $3.70 per share.
(7)
Consists of the value of 37,000 shares of restricted common stock granted in January 2015 at $3.70 per share.
(8)
Consists of the fair value of options to purchase 30,000 shares of common stock granted in January 2016 at an exercise price of $2.20 per share.
(9)
Consists of the value of (i) 60,000 shares of restricted common stock granted in January 2016 at $2.20 per share, and (ii) 165,000 shares of restricted common stock granted in December 2016 at $1.10 per share.
(10)
Consists of the fair value of options to purchase 32,500 shares of common stock granted in January 2015 at an exercise price of $3.70 per share.
(11)
Consists of the value of 32,500 shares of restricted common stock granted in January 2015 at $3.70 per share.
(12)
Consists of the fair value of options to purchase 28,000 shares of common stock granted in January 2016 at an exercise price of $2.20 per share.
(13)
Consists of the value of (i) 55,000 shares of restricted common stock granted in January 2016 at $2.20 per share, and (ii) 105,000 shares of restricted common stock granted in December 2016 at $1.10 per share.
(14)
Consists of the fair value of options to purchase 27,000 shares of common stock granted in January 2015 at an exercise price of $3.70 per share.
(15)
Consists of the value of 27,000 shares of restricted common stock granted in January 2015 at $3.70 per share.
(16)
Mr. Overholtzer was appointed Chief Financial Officer of the Company effective May 1, 2016, prior to which date he served as Vice President, Finance and Controller of the Company.
(17)
Consists of the fair value of options to purchase (i) 15,000 shares of common stock granted in January 2016 at an exercise price of $2.20 per share, and (ii) 60,000 shares of common stock granted in December 2016 at an exercise price of $1.10 per share.

Outstanding Equity Awards at Year Ended December 31, 2016

The following table sets forth information as of December 31, 2016 concerning outstanding equity awards for the executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Frank C. Ingriselli	34,827	-	$5.10	5/30/2021
	4,254	-	$5.10	5/30/2021
	37,000	-	$3.70	5/30/2021

Michael L. Peterson	45	-	$672.00	5/28/2018	7,900	(1)	$8,690
	298	-	$302.40	2/2/2021	600	(2)	$6,600
	10,000	-	$2.40	10/7/2021	6,500	(3)	$7,150
	26,954	-	$5.10	6/18/2022	30,000	(4)	$33,000
	6,380	-	$5.10	6/18/2022	165,000	(5)	$181,500
	29,250	3,250	$3.70	1/7/2020
	15,000	15,000	$2.20	1/7/2021

Gregory Overholtzer	11,667	-	$5.10	6/18/2022	2,550	(1)	$2,805
	4,500	500	$3.70	1/7/2020
	7,500	7,500	$2.20	1/7/2021
	1,100	-	$3.00	2/8/2022
	-	60,000	$1.10	12/28/2021

Clark Moore	18,887	-	$5.10	6/18/2022	7,000	(1)	$7,700
	4,447	-	$5.10	6/18/2022	5,400	(3)	$5,940
	24,300	2,700	$3.70	1/7/2020	27,500	(4)	$30,250
	14,000	14,000	$2.20	1/7/2021	105,000	(5)	$115,500

(1)	Stock award vests 50% on January 1, 2017 and 50% on July 1, 2017, subject to the holder remaining an employee of or consultant to the Company on such vesting date.
(2)	Stock award vests 50% on April 8, 2017 and 50% on October 8, 2017, subject to the holder remaining an employee of or consultant to the Company on such vesting date.
(3)	Stock award vests on January 7, 2017, subject to the holder remaining an employee of or consultant to the Company on such vesting date.
(4)	Stock award vests 60% on January 7, 2017 and 40% on July 7, 2017, subject to the holder remaining an employee of or consultant to the Company on such vesting date.
(5)	Stock award vests 50% on June 28, 2017, 30% on December 28, 2017, and 20% on June 28, 2018, subject to the holder remaining an employee of or consultant to the Company on such vesting date.

Issuances of Equity to Executive Officers

On January 7, 2016, the Company granted options to purchase shares of common stock to its executive officers at an exercise price of $2.20 per share, pursuant to the Company’s 2012 Amended and Restated Equity Incentive Plan and in connection with the Company’s 2015 annual equity incentive compensation review process, as follows: (i) an option to purchase 28,000 shares to Chairman and then-Chief Executive Officer Frank C. Ingriselli; (ii) an option to purchase 30,000 shares to President and Chief Executive officer (then-Chief Financial Officer) Michael L. Peterson; (iii) an option to purchase 28,000 shares to Executive Vice President and General Counsel Clark R. Moore; and (iv) an option to purchase 15,000 shares to Chief Financial Officer (then-Vice President, Finance) Gregory Overholtzer. The options have terms of five years and fully vest in July 2017. 50% vest six months from the date of grant, 30% vest one year from the date of grant, and 20% vest eighteen months from the date of grant, all contingent upon the recipient’s continued service with the Company.

On January 7, 2016, the Company granted shares of its restricted common stock to its executive officers pursuant to the Company’s 2012 Amended and Restated Equity Incentive Plan and in connection with the Company’s 2015 annual equity incentive compensation review process as follows: (i) 60,000 shares to Chairman and then-Chief Executive Officer Frank C. Ingriselli; (ii) 60,000 shares to President and Chief Executive Officer (then-Chief Financial Officer) Michael L. Peterson; and (iii) 55,000 shares to Executive Vice President and General Counsel Clark R. Moore. 50% of the shares vest on the six-month anniversary of the grant date, 30% vest on the twelve-month anniversary of the grant date, and 20% vest on the eighteen-month anniversary of the grant date, all contingent upon the recipient’s continued service with the Company.

On July 5, 2016, the Company issued 8,129 shares of common stock to Mr. Frank C. Ingriselli, the Company’s former Chief Executive Officer and President, and current Chairman and member of the Company’s board of directors, in connection with the cashless net exercise of options to purchase 28,000 shares of common stock issued under the Company’s 2012 Equity Incentive Plan, as amended.

On December 28, 2016, in connection with the Company’s annual compensation review process, the Company granted restricted stock awards to Messrs. Michael L. Peterson (President and Chief Executive Officer) and Clark R. Moore (Executive Vice President, General Counsel and Secretary), of 165,000 and 105,000 shares, respectively, and options to purchase 60,000 shares of common stock to Gregory Overholtzer (Chief Financial Officer), which options have an exercise price of $1.10 per share and expire in five (5) years from the date of grant. The restricted stock and option awards were granted under the Company’s 2012 Equity Incentive Plan, as amended. The restricted stock and option awards vest as follows: 50% of the shares on the six (6) month anniversary of December 28, 2016 (the “Grant Date”); (ii) 30% on the twelve (12) month anniversary of the Grant Date; and (iii) 20% on the eighteen (18) month anniversary of the Grant Date, in each case subject to the recipient of the shares or options being an employee of or consultant to the Company on such vesting date, and subject to the terms and conditions of a Restricted Shares Grant Agreement or Stock Option Agreement, as applicable, entered into by and between the Company and the recipient.

Compensation of Directors

The following table sets forth compensation information with respect to our non-executive directors during our fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)*	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
David C. Crikelair	$25,000	$40,714	$-	$65,714
Elizabeth P. Smith	$20,000	$40,714	$-	$60,714
David Z. Steinberg	$20,000	$-	$-	$20,000
Frank C. Ingriselli (2)	$1,667	$-	$150,000	$151,667
Adam McAfee (3)	$-	$-	$-	$-

* The table above does not include the amount of any expense reimbursements paid to the above directors, nor compensation paid to Mr. Ingriselli as an executive officer and employee of the Company through his retirement as an officer and employee effective May 1, 2016. No directors received any Non-Equity Incentive Plan Compensation or Nonqualified Deferred Compensation Earnings during the period presented. Includes quarterly cash compensation paid in the amount of $5,000 each, including $5,000 paid to Mr. Crikelair and Ms. Smith with respect to quarterly cash compensation earned for the fourth quarter of 2015 but not paid in 2015. Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(1)  Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. This column does not include the value of awards granted to, or whose vesting was accelerated upon the retirement of, Mr. Ingriselli as an executive officer and employee of the Company through his retirement as an officer and employee effective May 1, 2016. For additional information on the valuation assumptions with respect to the restricted stock grants, refer to Note 12 of our financial statements for the year ended December 31, 2016 as included in the 2016 annual report. These amounts do not correspond to the actual value that will be recognized by the named individuals from these awards. Mr. Crikelair and Ms. Smith each received a grant of 21,429 shares of restricted stock on October 7, 2015, which vested in full on September 10, 2016 (at a fair market value of $1.90 per share for total value of $40,714). Mr. Steinberg also received a grant of 21,429 shares of restricted stock on October 7, 2015, but agreed with the Company to delay the vesting of these shares until July 15, 2017. Ms. Smith, Mr. Steinberg, Mr. Ingriselli and Mr. McAfee also each received a grant of 54,546 shares of restricted stock on December 28, 2016, each with an aggregate grant date fair value as computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718 of approximately $60,000, which will vest in full on May 1, 2017, July 15, 2017, September 10, 2017, and December 28, 2017, respectively. All shares vesting in 2017 have not been included in the table above as there was no compensation recognized in the year ended December 31, 2016.

(2)  Effective April 30, 2016, Mr. Ingriselli retired as Chief Executive Officer and as an employee of the Company, continuing his role as Chairman and member of the board of directors, and continuing to provide transitional consulting services to the Company through July 31, 2016. Effective August 1, 2016, Mr. Ingriselli was no longer a paid consultant of the Company, and became entitled to compensation under the Company’s board compensation program. Mr. Ingriselli’s “Stock Awards” column does not include stock awards granted and vesting during Mr. Ingriselli’s term of employment as an executive officer of the Company. Mr. Ingriselli’s “All Other Compensation” column includes the cash compensation received by Global Venture Investments Inc. (“GVEST”), an entity owned and controlled by Mr. Ingriselli, pursuant to a transitional consulting agreement entered into by and between the Company and GVEST in connection with Mr. Ingriselli’s retirement as Chief Executive Officer of the Company, which amount was paid to GVEST following Mr. Ingriselli’s retirement as an executive officer and employee of the Company.

(3)  Mr. McAfee joined the board on December 28, 2016, and did not receive any board compensation during the fiscal year ended December 31, 2016.

Our board has adopted a compensation program that, effective for periods after 2012, provides each of our “independent” directors as defined in NYSE American rules or under Rule 10A-3 of the Exchange Act with compensation consisting of (a) a quarterly cash payment of $5,000, and (b) an annual equity award consisting of shares of restricted stock valued at $60,000, vesting on the date that is one year following the date of grant.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2016, with respect to our compensation plans under which common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A) (C)

Equity compensation plans approved by stockholders (1)	428,056	$5.00	1,201(2)
Equity compensation plans not approved by stockholders (3)	1,347,275	$7.70	-
Total	1,775,331	$7.10	1,201

(1)
Consists of (i) options to purchase 31,014 shares of common stock issued and outstanding under the Pacific Energy Development Corp. 2012 Amended and Restated Equity Incentive Plan, (ii) options to purchase 343 shares of common stock issued and outstanding under the Blast Energy Services, Inc. 2009 Incentive Plan, and (iii) options to purchase 396,700 shares of common stock issued and outstanding under the PEDEVCO Corp. 2012 Amended and Restated Equity Incentive Plan.

(2)	Consists of 1,201 shares of common stock reserved and available for issuance under the PEDEVCO Corp. 2012 Amended and Restated Equity Incentive Plan.

(3)
Consists of (i) options to purchase 90,667 shares of common stock granted by Pacific Energy Development Corp. to employees and consultants of the company in October 2011 and June 2012, and (ii) warrants to purchase 1,256,608 shares of common stock granted by PEDEVCO Corp. to placement agents, investors and consultants between March 2013 and May 2016.

Equity Compensation Plan Information

2012 Plan

General. On June 26, 2012, our board of directors adopted the Blast Energy Services, Inc. 2012 Equity Incentive Plan, which was approved by our stockholders on July 30, 2012 and subsequently renamed to the PEDEVCO Corp. 2012 Equity Incentive Plan in connection with our name change from Blast Energy Services, Inc. to PEDEVCO Corp. The 2012 Equity Incentive Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares. Subject to the provisions of the 2012 Equity Incentive Plan relating to adjustments upon changes in our common stock, an aggregate of 200,000 shares of common stock were reserved for issuance under the 2012 Equity Incentive Plan. On April 23, 2014, the board of directors adopted an amended and restated 2012 Equity Incentive Plan, to increase by 500,000 shares, the number of awards available for issuance under the plan, which was approved by stockholders on June 27, 2014. On July 27, 2015, the board of directors adopted an amended and restated 2012 Equity Incentive Plan, to increase by 300,000 shares, the number of awards available for issuance under the plan, which was approved by stockholders on October 7, 2015. On October 21, 2016, the board of directors adopted an amended and restated 2012 Equity Incentive Plan, to increase by 500,000 shares, the number of awards available for issuance under the plan, which was approved by stockholders on December 28, 2016. We refer to the 2012 Amended and Restated Incentive Plan as the 2012 Plan. Pursuant to proposal 2, beginning on page 47, we are seeking stockholder approval at the annual meeting to increase by 1.5 million shares, the number of awards available for issuance under the 2012 Plan.

 Purpose. Our board of directors adopted the 2012 Plan to provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses.

            Administration. Unless it delegates administration to a committee, our board of directors administers the 2012 Plan. Subject to the provisions of the 2012 Plan, our board of directors has the power to construe and interpret the 2012 Plan, and to determine: (a) the fair value of common stock subject to awards issued under the 2012 Plan; (b) the persons to whom and the dates on which awards will be granted; (c) what types or combinations of types of awards will be granted; (d) the number of shares of common stock to be subject to each award; (e) the time or times during the term of each award within which all or a portion of such award may be exercised; (f) the exercise price or purchase price of each award; and (g) the types of consideration permitted to exercise or purchase each award and other terms of the awards.

Eligibility. Incentive stock options may be granted under the 2012 Plan only to employees of us and our affiliates. Employees, directors and consultants of us and our affiliates are eligible to receive all other types of awards under the 2012 Plan.

Terms of Options and SARs. The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of nonstatutory options also may not be less than the fair market value of the common stock on the date of grant.

Options granted under the 2012 Plan may be exercisable in cumulative increments, or “vest,” as determined by our board of directors. Our board of directors has the power to accelerate the time as of which an option may vest or be exercised. The maximum term of options, SARs and performance shares and units under the 2012 Plan is ten years, except that in certain cases, the maximum term is five years. Options, SARs and performance shares and units awarded under the 2012 Plan generally will terminate three months after termination of the participant’s service, subject to certain exceptions.

A recipient may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the recipient, only the recipient may exercise an option, SAR or performance share or unit. Our board of directors may grant nonstatutory stock options, SARs and performance shares and units that are transferable to the extent provided in the applicable written agreement.

Terms of Restricted Stock Awards. Our board of directors may issue shares of restricted stock under the 2012 Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in its sole discretion.

Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by our board of directors. In the event a recipient’s employment or service with us terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to us in accordance with such restricted stock agreement.

Rights to acquire shares of common stock under the restricted stock purchase or grant agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock agreement, as our board of directors shall determine in its discretion, so long as shares of common stock awarded under the restricted stock agreement remain subject to the terms of such agreement.

Adjustment Provisions. If any change is made to our outstanding shares of common stock without our receipt of consideration (whether through reorganization, stock dividend or stock split, or other specified change in our capital structure), appropriate adjustments may be made in the class and maximum number of shares of common stock subject to the 2012 Plan and outstanding awards. In that event, the 2012 Plan will be appropriately adjusted in the class and maximum number of shares of common stock subject to the 2012 Plan, and outstanding awards may be adjusted in the class, number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Events. In the event of (a) a liquidation or dissolution of the Company; (b) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (c) a sale of all or substantially all of the assets of the Company; or (d) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert, any surviving or acquiring corporation may assume awards outstanding under the 2012 Plan or may substitute similar awards. Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

Duration, Amendment and Termination. Our board of directors may suspend or terminate the 2012 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2012 Plan will terminate ten years from the date of its adoption by our board of directors, i.e., in June 2022.

Our board of directors may also amend the 2012 Plan at any time, and from time to time. However, except as it relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes. Our board of directors may submit any other amendment to the 2012 Plan for stockholder approval if it concludes that stockholder approval is otherwise advisable.

As of the date of this proxy statement, options to purchase 396,700 shares of common stock and 1,102,105 shares of restricted stock have been issued under the 2012 Plan, with 1,195 shares of common stock remaining available for issuance under the 2012 Plan. The options have a weighted average exercise price of $4.69 per share, and have expiration dates ranging from 2018 to 2022.

2012 Pacific Energy Development (Pre-Merger) Plan

On February 9, 2012, prior to the Pacific Energy Development merger, Pacific Energy Development adopted the Pacific Energy Development 2012 Equity Incentive Plan, which we refer to as the 2012 Pre-Merger Plan. We assumed the obligations of the 2012 Pre-Merger Plan pursuant to the Pacific Energy Development merger, though the 2012 Pre-Merger Plan has been superseded by the 2012 Plan (described above).

The 2012 Pre-Merger Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares. Subject to the provisions of the 2012 Pre-Merger Plan relating to adjustments upon changes in our common stock, an aggregate of 100,000 shares of common stock have been reserved for issuance under the 2012 Pre-Merger Plan.

The board of directors of Pacific Energy Development adopted the 2012 Pre-Merger Plan to provide a means by which its employees, directors and consultants may be given an opportunity to benefit from increases in the value of its common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses.

The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of nonstatutory options also may not be less than the fair market value of the common stock on the date of grant. Options granted under the 2012 Pre-Merger Plan may be exercisable in cumulative increments, or “vest,” as determined by the board of directors of Pacific Energy Development at the time of grant.

Shares of restricted stock could be issued under the 2012 Pre-Merger Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in the sole discretion of the Pacific Energy Development board of directors. Shares of restricted stock acquired under a restricted stock purchase or grant agreement could, but need not, be subject to forfeiture or other restrictions that will lapse in accordance with a vesting schedule determined by the board of directors of Pacific Energy Development at the time of grant. In the event a recipient’s employment or service with the Company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to the Company in accordance with such restricted stock agreement.

Appropriate adjustments may be made to outstanding awards in the event of changes in our outstanding shares of common stock, whether through reorganization, stock dividend or stock split, or other specified change in capital structure of the Company. In the event of liquidation, merger or consolidation, sale of all or substantially all of the assets of the Company, or other change in control, any surviving or acquiring corporation may assume awards outstanding under the 2012 Pre-Merger Plan or may substitute similar awards. Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

As of the date of this proxy statement, 31,016 options and 66,585 shares of restricted stock remain outstanding under the 2012 Pre-Merger Plan. These options have a weighted average exercise price of $4.92 per share, and have expiration dates ranging from February 8, 2022 to June 18, 2022.

2009 Stock Incentive Plan

Effective July 30, 2012, our 2009 Stock Incentive Plan, which we refer to as the 2009 Plan was replaced by the 2012 Plan. The 2009 Plan was intended to secure for us the benefits arising from ownership of our common stock by the employees, officers, directors and consultants of the Company. The 2009 Plan was designed to help attract and retain for the Company and its affiliates personnel of superior ability for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services and to motivate such individuals through added incentives to further contribute to the success of the Company and its affiliates.

Pursuant to the 2009 Plan, our board of directors (or a committee thereof) had the ability to award grants of incentive or non-qualified options, restricted stock awards, performance shares and other securities as described in greater detail in the 2009 Plan to our employees, officers, directors and consultants. The number of securities issuable pursuant to the 2009 Plan was initially 1,482, provided that the number of shares available for issuance under the 2009 Plan would be increased on the first day of each fiscal year beginning with our 2011 fiscal year, in an amount equal to the greater of (a) 596 shares; or (b) three percent (3%) of the number of issued and outstanding shares of the Company on the first day of such fiscal year. The 2009 Plan was to expire in April 2019.

As of the date of this proxy statement, 343 options remain outstanding under the 2009 Plan. These options have a weighted average exercise price of $350.89 per share, and have an expiration date ranging from May 28, 2018 to February 2, 2021.

2003 Stock Option Plan

Effective April 1, 2009, our 2003 Stock Option Plan was replaced by the 2009 Plan. The number of securities originally grantable pursuant to the 2003 Stock Option Plan were 2,381. Any options granted pursuant to the 2003 Stock Option Plan remain in effect until they otherwise expire or are terminated according to their terms. As of the date of this proxy statement, no options remain outstanding under the 2003 Plan.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information, as of December 31, 2016, with respect to our compensation plans under which common stock is authorized for issuance.

2014 Say on Pay Vote

At the annual meeting of our stockowners held on June 27, 2014, stockholders holding 39.7% of the total shares eligible to be voted at the annual meeting, 67.3% of the shares voted at the annual meeting and 85.4% of the total votes cast on the proposal, voted in favor of our named executive officers’ 2013 compensation. The board of directors and the Compensation Committee considered these favorable results and did not make significant changes to our executive compensation program because it believes this advisory stockholder vote indicates strong support for our current compensation policies. Stockholders are being asked to vote on execution compensation again at our 2017 annual meeting of stockholders.

Executive Employment Agreements

Michael L. Peterson. On September 1, 2011, Pacific Energy Development, our wholly-owned subsidiary, entered into a Consulting Agreement engaging Michael L. Peterson to serve as Executive Vice President of Pacific Energy Development. This Consulting Agreement was superseded by an employment offer letter dated February 1, 2012, which employment offer letter was later amended and restated in full on June 16, 2012 and further amended on April 25, 2016 in connection with his promotion to the office of Chief Executive Officer of the Company. Pursuant to Mr. Peterson’s current employment offer letter, Mr. Peterson serves as our company’s Chief Executive Officer and President at a current annual base salary of $300,000, and a target annual cash bonus of between 20% and 40% of his base salary, awardable by the board of directors in its discretion. Mr. Peterson previously served as a member of the board of directors and as the Interim President and Chief Executive Officer of Blast, and formerly as the Executive Vice President of the Company until his promotion to the office of President in October 2014. Prior to April 30, 2016, Mr. Peterson served as the Chief Financial Officer of the Company.

In addition, on January 11, 2013, Mr. Peterson’s employment offer letter was amended to revise the termination and severance provisions to parallel those of Mr. Clark Moore, our Executive Vice President, Secretary and General Counsel, as described below. Mr. Peterson’s employment offer letter amendment provides for, among other things, severance payment provisions that would require the Company to make lump sum payments equal to 18 months’ salary and target bonus to Mr. Peterson in the event his employment is terminated due to his death or disability, terminated without “Cause” or if he voluntarily resigns for “Good Reason” (36 months in connection with a “Change of Control”), and continuation of benefits for up to 36 months (48 months in connection with a “Change of Control”), as such terms are defined in the employment offer letter amendment.

For purposes of Mr. Peterson’s employment agreement, the term “Cause” means his (1) conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude; (2) fraud on or misappropriation of any funds or property of our company or any of its affiliates, customers or vendors; (3) act of material dishonesty, willful misconduct, willful violation of any law, rule or regulation, or breach of fiduciary duty involving personal profit, in each case made in connection with his responsibilities as an employee, officer or director of our company and which has, or could reasonably be deemed to result in, a Material Adverse Effect upon our company; (4) illegal use or distribution of drugs; (5) material violation of any policy or code of conduct of our company; or (6) material breach of any provision of the employment agreement or any other employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by him for the benefit of our company or any of its affiliates, all as reasonably determined in good faith by the board of directors of our company. However, an event that is or would constitute “Cause” shall cease to be “Cause” if he reverses the action or cures the default that constitutes “Cause” within 10 days after our company notifies him in writing that Cause exists. No act or failure to act on Mr. Peterson’s part will be considered “willful” unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that such action or omission was in the best interests of our company. Any act or failure to act that is based on authority given pursuant to a resolution duly passed by the board of directors, or the advice of counsel to our company, shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of our company.

For purposes of the employment agreement, “Material Adverse Effect” means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of our company or its subsidiaries, taken as a whole.

For purposes of Mr. Peterson’s employment agreement, “Good Reason” means the occurrence of any of the following without his written consent: (a) the assignment to him of duties substantially inconsistent with this employment agreement or a material adverse change in his titles or authority; (b) any failure by our company to comply with the compensation provisions of the agreement in any material way; (c) any material breach of the employment agreement by our company; or (d) the relocation of him by more than fifty (50) miles from the location of our company’s principal office located in Danville, California. However, an event that is or would constitute “Good Reason” shall cease to be “Good Reason” if: (i) he does not terminate employment within 45 days after the event occurs; (ii) before he terminates employment, we reverse the action or cure the default that constitutes “Good Reason” within 10 days after he notifies us in writing that Good Reason exists; or (iii) he was a primary instigator of the “Good Reason” event and the circumstances make it inappropriate for him to receive “Good Reason” termination benefits under the employment agreement (e.g., he agrees temporarily to relinquish his position on the occurrence of a merger transaction he assists in negotiating).

For purposes of Mr. Peterson’s employment agreement, “Change of Control” means: (i) a merger, consolidation or sale of capital stock by existing holders of capital stock of our company that results in more than 50% of the combined voting power of the then outstanding capital stock of our company or its successor changing ownership; (ii) the sale, or exclusive license, of all or substantially all of our company’s assets; or (iii) the individuals constituting our company’s board of directors as of the date of the employment agreement (the “Incumbent Board of Directors”) cease for any reason to constitute at least 1/2 of the members of the board of directors; provided, however, that if the election, or nomination for election by our stockholders, of any new director was approved by a vote of the Incumbent Board of Directors, such new director shall be considered a member of the Incumbent Board of Directors. Notwithstanding the foregoing and for purposes of clarity, a transaction shall not constitute a Change in Control if: (w) its sole purpose is to change the state of our company’s incorporation; (x) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held our company’s securities immediately before such transaction; or (y) it is a transaction effected primarily for the purpose of financing our company with cash (as determined by the board of directors in its discretion and without regard to whether such transaction is effectuated by a merger, equity financing or otherwise).

Gregory Overholtzer. Effective May 1, 2016, in connection with Mr. Overholtzer’ s appointment as Chief Financial Officer of the Company, the Company entered into an Amendment No. 1 to Employment Agreement on April 25, 2016 with Mr. Overholtzer (the “Amended Overholtzer Employment Agreement”), which amended that certain Employment Letter Agreement dated June 16, 2012, entered into by and between the Company as successor-in-interest to Pacific Energy Development Corp. and Mr. Overholtzer in connection with his original employment with the Company (the “Overholtzer Employment Agreement”). Mr. Overholtzer has a current annual base salary of $190,000, and is eligible for a discretionary cash performance bonus each year of up to 30% of his then-current annual base salary.

In addition, the Company may terminate Mr. Overholtzer’ s employment for any reason with thirty (30) days prior written notice.

Clark Moore. Pacific Energy Development, our wholly-owned subsidiary, has entered into an employment agreement, dated June 10, 2011, as amended January 11, 2013, with Clark Moore, its Executive Vice President, Secretary and General Counsel, pursuant to which, effective June 1, 2011, Mr. Moore has been employed by Pacific Energy Development, with a current annual base salary of $250,000, and a target annual cash bonus of between 20% and 40% of his base salary, awardable by the board of directors in its discretion. In addition, Mr. Moore’s employment agreement includes, among other things, severance payment provisions that would require the Company to make lump sum payments equal to 18 months’ salary and target bonus to Mr. Moore in the event his employment is terminated due to his death or disability, terminated without “Cause” or if he voluntarily resigns for “Good Reason” (36 months in connection with a “Change of Control”), and continuation of benefits for up to 36 months (48 months in connection with a “Change of Control”), as such terms are defined in the employment agreement. The employment agreement also prohibits Mr. Moore from engaging in competitive activities during and following termination of his employment that would result in disclosure of our confidential information, but does not contain a general restriction on engaging in competitive activities.

The definitions of “Cause” (including the applicable cure provisions associated therewith), “Material Adverse Effect”, “Good Reason” and “Change of Control” in Mr. Moore’s employment agreement are substantially the same as in Mr. Peterson’s employment agreement as discussed above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as discussed below, referenced below, or otherwise disclosed above under “Executive Compensation” and “Executive Employment Agreements”, beginning on pages 19 and 28, respectively, there have been no transactions since January 1, 2014, and there is not currently any proposed transaction, in which the Company was or is to be a participant, where the amount involved exceeds $120,000, and in which any officer, director, or any stockholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest.

Agreements with Related Persons

MIEJ Warrants

On June 30, 2014, we re-issued two warrants to MIE Jurassic Energy Corporation (“MIEJ”), which we refer to as MIEJ (a subsidiary of MIE Holdings), in order to extend their exercise terms through June 30, 2015 (the “Warrants”). The Warrants were originally issued on May 23, 2012 to MIEJ and expired unexercised pursuant to their terms on May 23, 2014. These two re-issued Warrants had the same terms and conditions as the originally issued warrants, including being exercisable on a cash-only basis for 16,667 shares of common stock of the Company at $37.50 per share and for 16,667 shares of common stock of the Company at $45.00 per share. The Warrants were re-issued in consideration of the Company’s continued relationship with, and financial support from, MIEJ, and had no net effect on the Company’s fully-diluted capital stock (after taking into account the extension) as they simply extended the exercise term of the previously issued warrants. These Warrants expired unexercised on June 30, 2015.

Amendment to PEDCO-MIEJ Note and Condor-MIEJ Note

On February 19, 2015 (the “MIEJ Closing Date”), the Company and Pacific Energy Development Corp., our wholly-owned subsidiary (“PEDCO”) entered into a Settlement Agreement (the “MIEJ Settlement Agreement”) with MIEJ. MIEJ was PEDCO’s 80% partner in Condor, and was the lender to PEDCO under that certain Amended and Restated Secured Subordinated Promissory Note, dated March 25, 2013, in the principal amount of $6,170,065, entered into by PEDCO and MIEJ (the “MIEJ Note”). Pursuant to the MIEJ Settlement Agreement, among other things, (i) MIEJ and PEDCO agreed to restructure the MIEJ Note through the entry into a new Amended and Restated Secured Subordinated Promissory Note, dated February 19, 2015 and with an effective date of January 1, 2015 (the “New MIEJ Note”), (ii) PEDCO sold its (x) full 20% interest in Condor to MIEJ (the “Condor Interests”), and (y) interests in approximately 945 net acres and interests in three (3) wells located in PEDCO’s legacy non-core Niobrara acreage located in Weld County, Colorado, that were directly held by PEDCO to Condor (the “PEDCO Direct Interests”), effective January 1, 2015, and (iii) Condor forgave approximately $1.8 million in previous working interest expenses related to the drilling and completion of certain wells operated by Condor that was due from PEDCO, which, in summary, had the net effect of reducing approximately $9.4 million in aggregate liabilities due from PEDCO to MIEJ and Condor to $4.925 million, which was the new principal amount of the New MIEJ Note. In addition, pursuant to the MIEJ Settlement Agreement, (a) in consideration for the Senior Loan Investors (defined below under “Golden Globe Energy (US), LLC”) releasing their security interest on the Condor Interests and PEDCO Direct Interests, MIEJ paid $500,000 to the Senior Loan Investors as a principal reduction on the Senior Loan (defined below under “Golden Globe Energy (US), LLC”), which directly benefits PEDEVCO, (b) PEDCO paid $100,000 as a principal reduction under the MIEJ Note, (c) each of MIEJ, Condor and the Company fully released each other, and their respective predecessors and successors in interest, parents, subsidiaries, affiliates and assigns, and their respective officers, directors, managers, members, agents, representatives, servants, employees and attorneys, from every claim, demand or cause of action arising on or before the MIEJ Closing Date, and (d) MIEJ confirmed that the MIEJ Note was paid in full and that PEDCO owed no amounts to MIEJ or Condor other than the principal amount due as reflected in the New MIEJ Note.

In addition, effective January 1, 2015, PEDCO ceased to be a member of Condor, Mr. Frank C. Ingriselli was removed as a manager and officer of Condor, and all other employees of PEDCO who were officers of Condor were removed as officers and employees of Condor. PEDCO further agreed to provide assistance in the orderly transfer of the operational management, finance and accounting matters involving Condor to MIEJ, and upon the request of MIEJ, PEDCO agreed for a period of up to six (6) months (terminable upon fifteen (15) days’ prior written notice from MIEJ to PEDCO), PEDCO shall continue to assist with Condor’s accounting and audits and perform joint interest billing accounting on behalf of Condor for a monthly fee of $55,000 for January 2015, $0 for February 2015, $10,000 for March 2015 and $30,000 per month through August of 2015.

The New MIEJ Note was effective January 1, 2015, bears an interest rate of 10.0% per annum with no interest due until Maturity (defined below) or except as detailed below, is secured by all of our current and after-acquired assets, and is subordinated in every way to the Senior Notes (defined below under “Golden Globe Energy (US), LLC”) as well as to New Senior Lending (defined below); however, MIEJ has no control over the cash flow of the Company, nor is MIEJ’s consent required in connection with any disposition, sale, or use of any assets of the Company or any of its subsidiaries at any time in the future, provided that the requirements of the New MIEJ Note requiring the prepayment of interest, where applicable, as described below are followed. After the MIEJ Closing Date, the Company may enter into a loan, or a series of new loans or any other new non-equity investment or assumption of indebtedness (a “New Senior Lending”) which will be senior to the New MIEJ Note, without the prior consent of MIEJ, provided that, in addition to the approximately $35 million principal balance of the Notes, the New Senior Lending is subject to a cap of an additional $60 million in the aggregate, such that the total lending, debt or similar investment under such cap shall not exceed $95 million in the aggregate (the “Senior Debt Cap”), with any portion of New Senior Lending in excess of the Senior Debt Cap advanced first to MIEJ until the New MIEJ Note is paid in full. The New MIEJ Note shall automatically, and without further consent from MIEJ, be subordinated in every way to any such New Senior Lending. Should the Company enter into any new financing transaction that results in raising New Senior Lending of at least $20 million in excess of the balance of the Notes, then MIEJ has a right to be paid all interest and fees that have accrued on the New MIEJ Note each and every time that a new financing transaction reaches or exceeds the $20 million threshold.

The New MIEJ Note was originally due and payable on March 8, 2017, but is now due and payable on March 8, 2019 due to an automatic maturity date extension as a result of the May 2016 Senior Debt Restructuring (described below under “Senior Debt Restructuring”), and with such date also subject to additional automatic extensions upon the occurrence of a Long-Term Financing or additional Senior Lending Restructuring (each as defined below) (the “Maturity”). On a one-time basis, the Senior Loan may be refinanced by a new loan (“Long-Term Financing”) by one or more third party replacement lenders (“Replacement Lenders”), and in such event we are required to undertake commercially reasonable best efforts to cause the Replacement Lenders to simultaneously refinance both the Senior Loan and the New MIEJ Note as part of such Long-Term Financing. Despite such efforts, should the Replacement Lenders be unable or unwilling to include the New MIEJ Note in such financing, then the Long-Term Financing may proceed without including the New MIEJ Note, and the New MIEJ Note shall remain in place and shall be automatically subordinated, without further consent of MIEJ, to such Long-Term Financing. Furthermore, upon the occurrence of a Long-Term Financing, the Maturity of the New MIEJ Note is automatically extended, without further consent of MIEJ, to the same maturity date of the Long-Term Financing (the “Extended Maturity Date”), provided that the Extended Maturity Date may not exceed March 8, 2020. Additionally, upon the closing of such Long-Term Financing: (a) the Long-Term Financing is required to be subject to the Senior Debt Cap, (b) we are required to make commercially reasonable best efforts for the Long-Term Financing to include adequate reserves or other payment provisions whereby MIEJ is paid all interest and fees accrued on the New MIEJ Note commencing as of March 8, 2017 (and annually thereafter, until such time as the New MIEJ Note is paid in full), but in any event the Replacement Lenders are required to agree to allow for quarterly interest payments (starting March 31, 2017) of not less than 5% per annum on the outstanding balance of the New MIEJ Note, plus a one-time payment of accrued interest (not to exceed $500,000) as of March 31, 2017 (the “Subordinated Interest Payments”), and the remaining 5% interest shall continue to accrue, and (c) MIEJ has the Right of Conversion (defined below) commencing as of March 8, 2017, the original maturity date of the New MIEJ Note. If the Senior Loan and/or New Senior Lending is not refinanced by Replacement Lenders, but is instead refinanced, restructured or extended by the existing Senior Loan Investors (a “Senior Lending Restructuring”), the maturity of both the New MIEJ Note and the Senior Loan may be extended to no later than March 8, 2019, without requiring the consent of MIEJ, provided that (i) any such extension of the maturity date of the New MIEJ Note past March 8, 2017 shall give MIEJ the Right of Conversion (described below) commencing on March 8, 2017, and (ii) such extension agreement shall include payment provisions whereby MIEJ shall be paid all interest and fees accrued on the New MIEJ Note as of March 8, 2018. The May 2016 Senior Debt Restructuring qualified as a Senior Lending Restructuring and the issuance of the Tranche A Notes qualified as a New Senior Lending, the result of which the Maturity of the New MIEJ Note has been extended to March 8, 2019. The New MIEJ Note may be prepaid any time without penalty.

The New MIEJ Note has a conversion feature that provides, in the event that the final maturity of the New MIEJ Note is extended beyond March 8, 2017 for whatever reason, MIEJ has the right, at its discretion, to have the outstanding balance of the New MIEJ Note plus any accrued and unpaid interest thereon converted in whole or in part into our common stock at a price (the “Conversion Price”) equal to 80% of the average closing price per share of our common stock over the then previous 60 days from the date MIEJ exercises its conversion right (subject to adjustment for stock splits, recapitalizations and the like)(such event, a “Right of Conversion”); provided, however, that in no event shall the Conversion Price be less than $3.00 per share (the “Floor Price”). Additionally, the New MIEJ Note contains a provision preventing the conversion of the MIEJ Note to the extent that such conversion would result in more than 19.9% of our outstanding common stock or voting stock being issued in aggregate upon the conversion of such note, or otherwise require shareholder approval under the NYSE American rules. Notwithstanding that, we agreed to include a proposal in our proxy statement for our 2016 annual meeting of our shareholders (the “2016 Annual Meeting”) for the approval of the issuance of the maximum number of shares of common stock issuable in connection with conversion of the New MIEJ Note, assuming conversion at the Floor Price (the “Maximum Conversion Shares”). At the 2016 Annual Meeting held on December 28, 2016, the Company’s stockholders approved the full conversion of the New MIEJ Note and the New MIEJ Note is now fully convertible into our common stock in accordance with its term

Golden Globe Energy (US), LLC

On February 23, 2015, we entered into several transactions with Golden Globe Energy (US), LLC, which we refer to as GGE, which beneficially owns more than 5% of our outstanding voting stock due to its beneficial ownership of 340,945 shares of our common stock and 66,625 shares of our Series A Convertible Preferred Stock, as described below.

On March 7, 2014, in connection with our acquisition of certain oil and gas interests in the Wattenberg and Wattenberg Extension in the Denver-Julesberg Basin (“D-J Basin”), which we acquired from Continental Resources, Inc., which we refer to as Continental and the Continental Acquisition, we entered into a $50 million 3-year term debt facility with and issued those certain promissory notes in favor of BRe BcLIC Primary, Bre BCLIC Sub, BRe WINIC 2013 LTC Primary, BRe WNIC 2013 LTC Sub, and RJC, as investors (the “Senior Loan Investors”), and BAM Administrative Services LLC, as agent for the investors (the “Agent”), and any related collateral documents (collectively, the “Senior Loan”). On March 19, 2015, BRe WNIC 2013 LTC Primary transferred a portion of its Senior Loan to HEARTLAND Bank, and effective April 1, 2015, BRe BCLIC Primary transferred its Senior Loan to Senior Health Insurance Company of Pennsylvania (“SHIP”), with each of HEARTLAND Bank and SHIP becoming a “Senior Loan Investor” upon such dates. As part of the transaction, GGE (formerly Golden Globe Energy Corp.) (an affiliate of RJ Credit LLC) acquired an equal 13,995 net acre position in the assets the Company acquired from Continental (the “GGE Assets”), thereby making GGE an equal working interest partner with us in the development of these newly acquired assets, and allowing us to undertake a more aggressive drilling and development program. On February 23, 2015, we completed the acquisition of the GGE Assets from GGE pursuant to the GGE Acquisition, thereby reunifying the assets we originally acquired in the Continental Acquisition, and we assumed approximately $8.35 million of junior subordinated debt from GGE that GGE incurred to develop the GGE Assets subsequent to GGE’s acquisition of them from us in March 2014 and owed to RJ Credit LLC.

On February 23, 2015, we entered into and closed the transactions contemplated by a Purchase and Sale Agreement (the “Purchase Agreement”) with GGE, pursuant to which the Company, through Red Hawk, acquired from GGE all of its rights, title and interest in approximately 12,977 net acres in the D-J Basin located almost entirely within Weld County, Colorado, including acreage located in the prolific Wattenberg core area, and interests in 53 gross (7.8 net) wells with an estimated current net daily production of approximately 500 barrels of oil equivalent per day as of February 7, 2015, which we refer to as the GGE Assets, and which acquisition we refer to as the GGE Acquisition. All of GGE’s leases and related rights, oil and gas and other wells, equipment, easements, contract rights, and production are included in the purchase, the majority of which assets were originally conveyed to GGE’s predecessor-in-interest, RJ Resources Corp., by us in March 2014 in connection with the Continental Acquisition.

As consideration for the acquisition of the GGE Assets, the Company (i) issued to GGE 337,500 restricted shares of common stock and 66,625 restricted shares of the Company’s then newly-designated Amended and Restated Series A Convertible Preferred Stock (the “Series A Preferred”), (ii) assumed approximately $8.35 million of junior subordinated debt from GGE (the “Junior Debt”) pursuant to an Assumption and Consent Agreement and an Amendment to Note and Security Agreement, and (iii) provided GGE with a one-year option to acquire the Company’s interest in its Kazakhstan opportunity for $100,000 pursuant to a Call Option Agreement, which expired unexercised.

The Purchase Agreement contained customary representations, warranties, covenants and indemnities by the parties thereto. In addition, the Company provided GGE, as the sole stockholder of our Series A Preferred Stock, the right pursuant to the Purchase Agreement and the certificate of designation designating the Series A Preferred, upon notice to the Company, to appoint designees to fill two (2) seats on the board of directors, one of which must be an independent director as defined by applicable rules, and the exclusive right, voting the Series A Preferred Stock as sole stockholder thereof, separately as a single class, to elect such two (2) nominees to the board of directors. On July 15, 2015, at the request of GGE the board of directors of the Company increased the number of members of the board of directors from three to four, pursuant to the power provided to the board of directors in the Company’s Bylaws, and appointed David Z. Steinberg as a member of the board of directors to fill the newly created vacancy, also pursuant to the power provided to the board of directors in the Company’s Bylaws. At the time of appointment, the board of directors made the affirmative determination that Mr. Steinberg was ‘independent’ pursuant to applicable NYSE American and SEC rules and regulations. The board of directors appointment rights continue until GGE no longer holds any of the Tranche One Shares (defined below).

The Series A Preferred stock can be converted into shares of the Company’s common stock on a 100:1 basis, subject to a 9.9% ownership blocker. GGE, as the sole holder of the Company’s Series A Preferred, has the right to appoint two designees to the Company’s board of directors for as long as GGE continues to hold 15,000 shares of Series A Preferred designated as “Tranche One Shares” under the Company’s Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations, and Relative Rights of its Series A Convertible Preferred Stock. Mr. Steinberg is one of the Series A Preferred stockholder designees to the board of directors in connection with such right, provided that GGE has not designated any further members of the board of directors at this time.

The Assumption and Consent Agreement provides that, as of the effective date of the acquisition, the Company assumed all of GGE’s rights, obligations and liabilities under that certain Note and Security Agreement, dated April 10, 2014 (the “GGE Note”), as amended by that certain Amendment to Note and Security Agreement, dated as of the Effective Date (the GGE Note, as amended, the “Amended GGE Note”). The lender under the Amended GGE Note is RJ Credit LLC (“RJC”), and the Amended GGE Note has an aggregate principal balance of $8,353,000. The Amended GGE Note is due and payable on December 31, 2017, and bears interest at the per annum rate of twelve percent (12%) (24% upon an event of default), which interest is payable monthly in cash by the Company. The Amended GGE Note is subordinate and subject to the terms and conditions of the Senior Loan, as well as any future secured indebtedness of the Company from a lender with an aggregate principal amount of at least $20,000,000 (“Future PEDEVCO Loan”). Should the Company repay the Senior Loan and replace such indebtedness with a Future PEDEVCO Loan, then, upon the reasonable request of such senior lender, RJC agreed to further amend the Amended GGE Note to adjust the frequency of interest payments or to eliminate such payments and replace the same with the accrued interest to be paid at maturity.

The GGE Note contains customary representations, warranties, covenants and requirements for the Company to indemnify RJC and its affiliates, related parties and assigns. The GGE Note also includes various covenants (positive and negative) binding the Company, including requiring that the Company provide RJC with quarterly (unaudited) and annual (audited) financial statements, restricting the Company’s creation of liens and encumbrances, or sell or otherwise disposing, the Collateral (as defined therein). RJC is one of the lenders under the Senior Loan, and is an affiliate of GGE.

On April 24, 2015, certain of our Senior Loan Investors (including RJC) agreed to allow us to defer the mandatory principal repayments and interest payments due under the Notes (defined below) for the months of May and June 2015, with such deferred amounts to be used to renew, extend, re-lease or otherwise acquire leases, which then became additional collateral under the Notes. The aggregate principal and interest that was deferred was approximately $524,000, which amount has been capitalized and added to the principal due under the Notes and is due upon maturity. The Company was also charged a one-time deferral fee of $354,000, the amount of the principal and interest deferred under this agreement, of which $320,000 was expensed as additional interest and the balance was added to the principal and due upon maturity. As additional consideration for the deferral, on September 10, 2015, we issued warrants exercisable for an aggregate of 34,912 shares of our common stock to the Senior Loan Investors participating in the deferral. Each warrant had a 3 year term and was exercisable on a cashless basis at an exercise price of $15.00 per share.

On August 28, 2015, we entered into agreements with the Senior Loan Investors to (i) defer until the maturity date of the Notes the mandatory principal payments that would otherwise be due and payable by us on payment dates occurring during the six month period of August 1, 2015 through January 31, 2016, (ii) HEARTLAND Bank agreed to change the frequency of payment of accrued interest and mandatory principal repayments from monthly to semi-annually, with the next interest payment due February 1, 2016 and the next mandatory principal repayment due August 3, 2016, and with us agreeing to place an amount equal to 1/6th of the semi-annual principal and interest payments due into a sinking fund starting in February 2016 which we shall pay to HEARTLAND Bank every six months when due and owing, (iii) RJC agreed to defer all interest payments otherwise due and payable by us to RJC during the period commencing on August 1, 2015 through January 31, 2016 (the “Waiver Period”), which deferred interest is added to principal each month during the Waiver Period, (iv) certain other holders agreed to (a) defer until the maturity date of their Notes 12/17ths of the interest payments that would otherwise be due and payable by us to them on payment dates occurring during the six month period of August 1, 2015 through January 31, 2016, and (b) have us pay in cash 5/17ths of such interest payments per month, with all deferred interest being added to principal each month until the maturity date of the Notes, and (v) SHIP, BRe BCLIC Sub, BRe WINIC 2013 LTC Primary, BRe WNIC 2013 LTC Sub and RJC agreed to increase the interest rate under their Senior Notes from 15% to 17% per annum on all outstanding principal under their Notes during the Waiver Period. These deferrals agreed upon with our Senior Loan Investors (the “August-January Deferrals”) reduced our monthly cash interest payments and mandatory principal repayments from approximately $600,000 per month prior to these agreements, to approximately $100,000 per month during the Waiver Period after giving effect to the changes agreed upon under these agreements, thereby providing us with an estimated $500,000 per month in reduced cash flow requirements during the Waiver Period.

As additional consideration for these agreements and related note amendments and deferrals, on September 10, 2015, we issued warrants exercisable on a cash-only basis for an aggregate of 120,101 shares to the lenders, proportionately based on their individual principal, which grants were subject to NYSE American additional listing approval, which has been received. The warrants had a three year term and were exercisable on a cash-only basis at a price of $7.50 per share. In addition, in the event the aggregate total of principal and interest deferred in connection with the August-January deferrals exceeded $900,000 over the Waiver Period, within thirty days of February 1, 2016, and subject to NYSE American additional listing approval, we were required to proportionately grant additional warrants such that the total aggregate number of shares of our common stock exercisable under all warrants granted will equal the total principal and interest deferred by such Senior Loan Investors divided by $7.50. As of December 31, 2015, the amount of deferred interest and deferred principal was $2,527,000 and $519,000, respectively.

In addition, we agreed to prepare and deliver to RJC a monthly budget in form and substance reasonably satisfactory to RJC, and such financial statements as RJC may reasonably request. The monthly budget is required to include a cash flow forecast and detail of all anticipated non-recurring expenses and non-cash budget items, and we are required to comply with the budgeted expenses set forth therein in all material respects, provided, however, that a variance of less than 10% with respect to the expenses, on an aggregate basis, is permitted.

On January 29, 2016, we entered into a Letter Agreement (the “Letter Agreement”) with the Senior Loan Investors and the Agent. The Letter Agreement extended by one (1) month, through February 29, 2016, the deferral of the payment of interest and principal due under the Notes (the “Deferral Extension”). The purpose of the Deferral Extension was to provide the Company with the financial resources and runway it believed it needed to fully-focus upon and consummate the merger with GOM (defined below under “GOM Holdings Reorganization Agreement”). Specifically, pursuant to the Letter Agreement, (i) all Senior Loan Investors agreed to further defer until the maturity date of their Notes the mandatory principal payments that would otherwise be due and payable by the Company to them on payment dates occurring through February 29, 2016, (ii) HEARTLAND Bank agreed to change the next scheduled semi-annual interest payment due from February 1, 2016 to March 1, 2016 (with interest due and payable thereafter on a semi-annual basis) and to change the next mandatory principal repayment due date to September 3, 2016, and the Company agreed to place an amount equal to 1/6th of the semi-annual principal and interest payments due into a sinking fund which the Company shall pay to HEARTLAND Bank every six months when due and owing, and (iii) Senior Health Insurance Company of Pennsylvania (“SHIP”) (as successor-in-interest to BRe BCLIC Primary), BRe BCLIC Sub, BRe WINIC 2013 LTC Primary, BRe WNIC 2013 LTC Sub, and RJC agreed to (a) defer until the maturity date of their Notes and the junior note held by RJC (the “RJC Junior Note”) all of the interest payments that would otherwise be due and payable by the Company to them in February 2016; (b) return the interest rate under each of their Notes to 15% per annum, and the interest rate under the RJC Junior Note to 12% cash pay per annum, effective January 31, 2016; and (c) delay the issuance of any “Subsequent Warrants” issuable pursuant thereto to within 30 days of March 1, 2016, subject to NYSE American additional listing approval.

On March 7, 2016, the Company entered into a Letter Agreement, dated March 1, 2016 (the “March Letter Agreement”), with SHIP, BRe BCLIC Sub, BRe WINIC 2013 LTC Primary, BRe WNIC 2013 LTC Sub, and RJC (collectively, the “Original Lenders”), and the Agent, which extended the Deferral Extension by one (1) month, through March 31, 2016. Pursuant to the March Letter Agreement, the Original Lenders agreed to (i) further defer until the maturity date of their Senior Notes the mandatory principal payments that would otherwise be due and payable by the Company to them on payment dates occurring through March 31, 2016, (ii) defer until the maturity date of their Senior Notes and the RJC Junior Note all of the interest payments that would otherwise be due and payable by the Company to them in March 2016, with all interest amounts deferred being added to principal on the first business day of the month following the month in which such deferred interest is accrued; and (iii) delay the issuance of any “Subsequent Warrants” issuable pursuant thereto to within 30 days of April 1, 2016, subject to NYSE American additional listing approval.

On April 7, 2016, we entered into a Letter Agreement, dated April 1, 2016 (the “Letter Agreement”), with the Senior Loan Investors. The Letter Agreement extended by one (1) month, through April 30, 2016, the deferral of the payment of interest and principal due under the Senior Notes and the RJC Junior Note (the RJC Junior Note, together with the Senior Notes, the “Notes”)(the “Deferral Extension”), entered into with the Lenders on August 28, 2015, as amended on January 29, 2016 and March 7, 2016 (the “Original Deferral Agreements”). Specifically, pursuant to the Letter Agreement, all the Lenders agreed to: (i) further defer until the maturity date of their Senior Notes the mandatory principal payments that would otherwise be due and payable by the Company to them on payment dates occurring through April 30, 2016; (ii) defer until the maturity date of their Senior Notes and the RJC Junior Note all of the interest payments that would otherwise be due and payable by the Company to them in April 2016, with all interest amounts deferred being added to principal on the first business day of the month following the month in which such deferred interest is accrued; and (iii) delay the issuance of any “Subsequent Warrants” (as defined in the Original Deferral Agreements) issuable pursuant thereto to within 30 days of May 1, 2016, subject to NYSE American additional listing approval.

On May 12, 2016, the Company entered into an Amendment No. 2 to Note and Security Agreement with RJC (the “Second Amendment”), pursuant to which the Company and RJC agreed to amend the RJC Junior Note to (i) capitalize all accrued and unpaid interest under the RJC Junior Note as of the date of the parties entry into the Second Amendment, and add it to note principal, making the current outstanding principal amount of the RJC Junior Note as of May 12, 2016 equal to $9,379,432, (ii) extend the “Termination Date” thereunder (i.e., the maturity date) from December 31, 2017 to July 11, 2019, (iii) provide that all future interest accruing under the RJC Junior Note is deferred, due and payable on the Termination Date, with all future interest amounts deferred being added to principal on the first business day of the month following the month in which such deferred interest is accrued, and (iv) subordinate the RJC Junior Note to the Senior Notes.

As additional consideration for RJC’s agreement to enter into the Second Amendment, the Company entered into a Call Option Agreement with GGE, an affiliate of RJC, dated May 12, 2016 (the “GGE Option Agreement”), pursuant to which the Company provided GGE an option to purchase 23,182,880 common shares of Caspian Energy Inc., a British Columbia corporation, held by the Company, upon payment of $100,000 by GGE to the Company, which option expires on the “Termination Date” of the RJC Junior Note, as amended, as described above, currently July 11, 2019. The Company originally issued an option to GGE in February 2015 to acquire the Company’s interest in these shares in connection with the Company’s acquisition of certain producing oil and gas assets from GGE, which option expired unexercised in February 2016.

Vesting Agreements with Management

In connection with our entry into a reorganization agreement with Dome Energy AB and a subsidiary thereto (together, “Dome Energy”), which reorganization agreement and related transaction were terminated on December 29, 2015, each of Mr. Ingriselli, Mr. Peterson, and Mr. Moore, our then executive officers, entered into Vesting Agreements on May 21, 2015 (the “2015 Vesting Agreements”) which delayed the vesting of all of our restricted common stock they held which was subject to vesting prior to the Dome Energy reorganization being consummated (the “2015 Delayed Vesting”) until the earlier of (A) the 2nd business day following either (x) the closing of the transactions contemplated by the reorganization agreement with Dome, or (y) our public disclosure of the termination of the reorganization, or, (B) if the Dome Energy reorganization did not close on or before December 29, 2015, then January 7, 2016. Because the contemplated merger with Dome Energy did not close on or before December 29, 2015, the vesting of shares of restricted common stock held by Messrs. Ingriselli, Peterson and Moore subject to the 2015 Delayed Vesting was scheduled to occur on January 7, 2016 in accordance with the terms of such 2015 Vesting Agreements. However, in connection with our entry into the GOM Merger Agreement (defined below), on December 29, 2015, as amended on January 6, 2016, each of Messrs. Ingriselli, Peterson and Moore entered into new Vesting Agreements with the Company (as amended, the “Vesting Agreements”), pursuant to which they each individually agreed that the future vesting of restricted common stock held by such officers from January 1, 2016 through June 1, 2016 (the “Delay Period”), including all restricted common stock that was subject to vesting on January 7, 2016 pursuant to the terms of Prior Vesting Agreements, shall be delayed until the 2nd trading day following the Company’s public announcement of the “Vesting Event,” defined as the later to occur of the receipt of (x) stockholder approval for the issuance of the securities issuable to Dome Energy pursuant to the Dome Energy reorganization and (y) the approval by the NYSE American of the listing of our common stock on the NYSE American following the closing of the Dome Energy reorganization, upon which Vesting Event all vesting with respect to such shares shall be accelerated and all such shares shall be fully vested (the “Acceleration”) (each as defined in the Vesting Agreements). The aggregate number of shares of restricted common stock which were subject to the Delay Period was 135,400 shares, 51,900 of which are held by Mr. Ingriselli, 48,100 of which are held by Mr. Peterson, and 35,400 of which are held by Mr. Moore (collectively, the “Subject Shares”). The Acceleration would occur even if the executives were not then employees or directors of the Company on such date. Notwithstanding the above, in the event the GOM Merger Agreement was terminated or the GOM Merger was not consummated by June 1, 2016 (unless otherwise agreed upon in writing by the parties to the GOM Merger Agreement), all the Subject Shares were to vest on the 2nd trading day following the Company’s public disclosure of the termination of the GOM Merger (in the event the GOM Merger Agreement was terminated prior to June 1, 2016), or, in the event the GOM Merger was not terminated by, or consummated by, June 1, 2016, on June 1, 2016, and the original vesting terms for all future unvested stock were to be reinstated to the terms in effect prior to the parties’ entry into the Vesting Agreements. Notwithstanding the above, nothing in the Vesting Agreements amended or waived any acceleration of vesting of unvested restricted stock or options provided under any executive officer’s current employment agreement with the Company, which provide for acceleration upon termination of such executive’s employment under certain circumstances detailed therein.

On April 25, 2016, the Company and each of Mr. Peterson and Mr. Moore, entered into Amended and Restated Vesting Agreements (the “Amended Vesting Agreements”), which amend and restated in their entirety those certain Vesting Agreements entered into by the Company and each of Messrs. Peterson and Moore on December 29, 2015, as amended January 6, 2016 (the “December Vesting Agreements”). Pursuant to the Amended Vesting Agreements, the Company agreed, effective April 28, 2016, to fully accelerate the vesting of all unvested restricted Company common stock which each of Messrs. Peterson and Moore had delayed pursuant to the December Vesting Agreements, which vesting had been voluntarily delayed for the benefit of the Company by each executive since May 2015, and reinstate the original remaining vesting schedules with respect to all other stock grants received by the Company going forward. As a result of the Amended Vesting Agreements, on April 28, 2016, Mr. Peterson vested an aggregate of 48,100 shares of restricted Company common stock, and Mr. Moore vested an aggregate of 35,400 shares of restricted Company common stock, the vesting of which had previously been voluntarily delayed pursuant to the December Vesting Agreements.

              On August 9, 2016, the Company entered into a Vesting Agreement with David Z. Steinberg, a member of the Company’s board of directors, pursuant to which, effective July 15, 2016, the Company and Mr. Steinberg agreed to delay the vesting with respect to 21,429 shares of unvested Company restricted common stock held by Mr. Steinberg for a period of one year, with the new vesting date being July 15, 2017.

Consulting Agreement and Separation Agreement

In connection with the Company’s then pending merger with GOM as described below under “GOM Holdings Reorganization Agreement”, and the Company’s efforts to reduce its general and administrative expenses, the Company’s Chairman and Chief Executive Officer, Frank C. Ingriselli, agreed to retire from the Company and step down from the offices of Chief Executive Officer and Executive Chairman of the Company and all of its subsidiaries, effective April 30, 2016. Mr. Ingriselli continued as the non-executive Chairman of the Company’s board of directors, and continued to work with the Company in a transitional consulting capacity for a period of three (3) months commencing May 1, 2016 (the “Transition Period”) through his wholly-owned consulting firm, GVEST, pursuant to a Consulting Agreement dated April 25, 2016, entered into by and between the Company and GVEST. Pursuant to the Consulting Agreement, through GVEST Mr. Ingriselli provided the Company with oil and gas development and strategic consulting services through the Transition Period in exchange for a lump sum payment of $150,000. In addition, the Company and Mr. Ingriselli entered into an Employee Separation and Release dated April 25, 2016, pursuant to which Mr. Ingriselli agreed to (i) waive all severance benefits to which he is entitled under his Executive Employment Agreement dated June 10, 2011, as amended to date (the “Ingriselli Employment Agreement”), including, but not limited to, waiver of any payments by the Company to Mr. Ingriselli of a lump sum payment equal to up to four (4) years’ salary and 30% bonus, and continued medical benefits for up to four (4) years, in the event of Mr. Ingriselli’s termination under certain circumstances, (ii) waive any and all accrued and unpaid vacation time, sick time and paid time off, equal in value to approximately $58,000, and (iii) fully-release the Company from all claims, in exchange for the Company agreeing to (x) fully accelerate the vesting of all of Mr. Ingriselli’s unvested options exercisable for 39,100 shares of Company common stock, (y) allow Mr. Ingriselli to transfer all 149,650 shares of his unvested restricted Company common stock to GVEST and then fully accelerate the vesting of the same, and (z) extend the exercise period for all of Mr. Ingriselli’s options to purchase Company common stock for a period of five (5) years from the date of Mr. Ingriselli’s termination of employment with the Company.

GOM Holdings Reorganization Agreement

On December 29, 2015, the Company entered into an Agreement and Plan of Reorganization (as amended to date, the “GOM Merger Agreement”) with White Hawk Energy, LLC (“White Hawk”) and GOM Holdings, LLC (“GOM”), a Delaware limited liability company. The GOM Merger Agreement provided for the Company’s acquisition of GOM through an exchange of certain of the shares of the Company’s common and preferred stock (the “Consideration Shares”), for 100% of the limited liability company membership units of GOM (the “GOM Units”), with the GOM Units being received by White Hawk and GOM receiving the Consideration Shares from the Company (the “GOM Merger” or “Merger”).

The Merger was subject to various closing conditions. At the closing of the Merger, (i) GOM was to transfer the GOM Units to White Hawk, solely in exchange for the Consideration Shares, and (ii) White Hawk was to continue as a wholly-owned subsidiary of the Company and to continue to carry on the business of GOM. In exchange for the transfer of GOM Units to White Hawk, the Company was to issue to the members of GOM, the Consideration Shares as follows: (x) an aggregate of 155,156 shares of the Company’s restricted common stock (the “Common Stock”) and 698,448 restricted shares of the Company’s to-be-designated Series B Convertible Preferred Stock (the “Series B Preferred” (described in greater detail below)), and (y) was to assume approximately $125 million of subordinated debt from GOM’s existing lenders and a $30 million undrawn letter of credit backing certain offshore asset retirement obligations (the “GOM Debt”), which GOM Debt was anticipated to be restructured on terms and conditions mutually acceptable to the Company and GOM prior to the closing of the Merger.

GOM is an investment owned by Platinum Partners Value Arbitrage Fund, LP, a New York based investment firm (“PPVAF”). PPVAF also owns RJC, which entity originally loaned the Company approximately $5.9 million in principal in connection with the Company’s March 2014 senior note funding and $8.9 million in principal in connection with the Company’s February 2015 acquisition of certain working interests from GGE, each as restructured in May 2016, and PPVAF also owns GGE, which entity is the holder of the Company’s Series A Preferred stock. Each of GOM, RJC and GGE were formerly advised by Platinum Management (NY), LLC (“PM LLC”). PPVAF, and, by virtue of being owned by PPVAF, GGE, RJC, and GOM, are currently in the process of winding down and liquidating their assets through the oversight and control of a court-appointed liquidator in the Cayman Islands and are no longer advised by PM LLC or any of its affiliates. Additionally, the Company is aware that the former manager of PPVAF, PM LLC, is currently under investigation by the SEC and the Justice Department and that certain former executives have been indicted by the Justice Department, however, PM LLC and those certain executives no longer have any control over PPVAF, GOM, RJC or GGE, which entities are currently solely under the control of the Cayman Islands court-appointed liquidators.

PM LLC is also an advisor to the entity that owns GGE, a greater than 5% stockholder of the Company, from whom the Company acquired approximately 12,977 net acres of oil and gas properties and interests in 53 gross wells located in the Denver-Julesburg Basin, Colorado in February 2015, in connection with which the Company assumed approximately $8.35 million of subordinated notes payable owed by GGE to RJC, issued to GGE 337,500 restricted shares of the Company’s common stock (representing approximately 9.9% of our then outstanding shares of common stock), and issued to GGE 66,625 restricted shares of the Company’s then newly-designated Amended and Restated Series A Convertible Preferred Stock (the “Series A Preferred”), which can be converted into shares of the Company’s common stock on a 100:1 basis, subject to a 9.99% ownership blocker. GGE, as the sole holder of the Company’s Series A Preferred, has the right to appoint two designees to the Company’s board of directors for as long as GGE continues to hold 15,000 shares of Series A Preferred designated as “Tranche One Shares” under the Company’s Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations, and Relative Rights of its Series A Convertible Preferred Stock. Mr. Steinberg is one of the Series A Preferred’s designees to the board of directors in connection with such right, provided that GGE has not designated any further members of the board of directors at this time.

On February 29, 2016, the parties entered into an amendment to the GOM Merger Agreement, which amended the merger agreement in order to provide GOM additional time to meet certain closing conditions contemplated by the GOM Merger Agreement. The parties entered into the Amendment to extend the deadline for closing the merger and the date after which either party could terminate the GOM Merger Agreement if the merger had not yet been consummated, from February 29, 2016 to no later than April 15, 2016. On April 25, 2016, the parties further amended the GOM Merger Agreement to eliminate the April 15, 2016, closing deadline.

On June 22, 2017, the Company terminated its then pending merger with GOM, in order to pursue an alternative transaction with a Hong Kong-based investor group as contemplated pursuant to a non-binding term sheet entered into by the Company and the investor group, which transaction was similarly terminated on September 29, 2017.

Senior Debt Restructuring

On May 12, 2016 (the “Closing Date”), the Company entered into an Amended and Restated Note Purchase Agreement (the “Amended NPA”), with the Original Lenders, Heartland Bank, BHLN-Pedco Corp. (“BHLN”), BBLN-Pedco Corp. (“BBLN”), and RJC (the “Tranche A Investors” and the “Lenders”), and the Agent, as agent for the Lenders. The Amended NPA amended and restated the notes evidencing the March 2014 Senior Loan (the “March 2014 Notes”), and the Company issued new Senior Secured Promissory Notes to each of the Lenders (collectively, the “Tranche B Notes”) in a transaction that qualified as a troubled debt restructuring. RJC is also a party to the RJC Junior Note (discussed above)(the “Senior Debt Restructuring”).

The Amended NPA amended the Senior Notes as follows:

●
Created new “Tranche A Notes,” in substantially the same form and with similar terms as the Tranche B Notes, except as discussed below, consisting of a term loan issuable in tranches with a maximum aggregate principal amount of $25,960,000, with borrowed funds accruing interest at 15% per annum, and maturing on May 11, 2019 (the “Tranche A Maturity Date”) (the “Tranche A Notes,” and together with the Tranche B Notes, the “New Senior Notes”);

●
The Company capitalized all accrued and unpaid interest under the Senior Notes, renaming them “Tranche B Notes,” as a term loan with an aggregate outstanding principal balance as of May 12, 2016 equal to $39,065,000. The Tranche B Notes mature on June 11, 2019 except for the Tranche B Note issued to RJC which matures on July 11, 2019;

●	Amended the provisions of the Senior Notes which required mandatory prepayments from our revenues, replacing them with a Net Revenue Sweep as described below; and
●
Provides that interest on the Tranche B Notes will continue to accrue at the rate of 15% per annum, but all accrued interest through December 31, 2017 shall be deferred until due and payable on the maturity date, with all interest amounts deferred being added to the principal of the Tranche B Notes on a monthly basis and that following December 31, 2017, all interest will accrue and be paid monthly in arrears in cash to the Tranche B Note holders, provided, however, no payment may be made on the Tranche B Notes unless and until the Tranche A Notes are repaid in full.

The Tranche A Notes are substantially similar to the Tranche B Notes, except that such notes are senior to the Tranche B Notes, accrue interest until maturity and have priority to the payment of Monthly Net Revenues as discussed below.

On the Closing Date, the Tranche A Investors loaned the Company their pro rata share of an aggregate of $6,422,000 (the “Initial Tranche A Funding”). The Initial Tranche A Funding net proceeds (also amounting to $6,422,000 less legal fees of $127,000) were used by the Company to (i) fund approximately $5.1 million due to a third party operator for drilling and completion expenses related to the acquired working interests in eight wells from Dome Energy, Inc. (“Dome Energy”), (ii) pay $750,000 of the Company’s past due payables to Liberty Oilfield Services, LLC (“Liberty”), (iii) pay $445,000 of unpaid interest payments due to Heartland Bank under its Tranche B Note through February 29, 2016, and (iv) pay fees and expenses of $127,000 incurred in connection with the transactions contemplated by the Amended NPA and related documents.

Subject to the terms and conditions of the Amended NPA, the Company may request each Tranche A Investor, from time to time, to advance to the Company additional amounts of funding (each, a “Subsequent Tranche A Funding”), provided that: (i) the Company may not request a Subsequent Tranche A Funding more than one time in any calendar month; (ii) Agent shall have received a written request from the Company at least 15 business days prior to the requested date of such advance (the “Advance Request”); (iii) no Event of Default or event that with the passage of time or the giving of notice, or both, would become an Event of Default (a “Default”) shall have occurred and be continuing or would result therefrom; and (iv) the Company shall provide to the Agent such documents, instruments, certificates and other writings as the Agent shall reasonably require in its sole and absolute discretion. The advancement of all or any portion of the Subsequent Tranche A Funding is in the sole and absolute discretion of the Agent and the Investors and no Investor is obligated to fund all or any part of the Subsequent Tranche A Funding. Each Subsequent Tranche A Funding is required to be in a minimum amount of $500,000 and multiples of $100,000 in excess thereof. The aggregate amount of Subsequent Tranche A Fundings that may be made by the Investors under the Amended NPA shall not exceed $18,577,876 and any Subsequent Tranche A Funding repaid may not be re-borrowed.

In addition, subject to the terms and conditions of the Amended NPA, RJC agreed to loan to the Company $240,000, within 30 days of the Closing Date and within 30 days of each of July 1, 2016, October 1, 2016 and January 1, 2017 (collectively, the “RJC Fundings” and collectively with the Investor Tranche A Fundings, the “Fundings”), provided that no Event of Default or Default shall have occurred and be continuing or would result therefrom. The aggregate amount of the RJC Fundings made by RJC under the Amended NPA shall not exceed $960,000 and any Funding repaid may not be re-borrowed.

To guarantee RJC’s obligation in connection with the RJC Fundings as required under the Amended NPA, GGE entered into a Share Pledge Agreement with the Company, dated May 12, 2016 (the “GGE Pledge Agreement”), pursuant to which GGE agreed to pledge an aggregate of 10,000 shares of the Company’s Series A Convertible Preferred Stock held by GGE (convertible into 1,000,000 shares of Company common stock), which pledged shares are subject to automatic cancellation and forfeiture based on a schedule set forth in the GGE Share Pledge Agreement, in the event RJC fails to meet each of its RJC Funding obligations pursuant to the Amended NPA. To date, RJC has not met its RJC Funding obligations under the Amended NPA and the Company is entitled to cancel and forfeit 10,000 shares of the Company’s Series A Convertible Preferred Stock held by GGE (convertible into 1,000,000 shares of Company common stock) pursuant to the terms of the GGE Pledge Agreement, which determination to cancel shares has not been made, and which shares have not been cancelled, as of the date of this proxy statement.

As additional consideration for the entry into the Amended NPA and transactions related thereto, the Company has granted to BHLN and BBLN, warrants exercisable for an aggregate of 596,280 shares of common stock of the Company (the “Investor Warrants”). The warrants have a 3-year term, are transferrable, and are exercisable on a cashless basis at any time at $2.50 per share, subject to receipt of additional listing approval of such underlying shares of common stock from the NYSE American (which additional listing approval was received from the NYSE American on June 1, 2016). The Investor Warrants include a beneficial ownership limitation that prohibits the exercise of the Investor Warrants to the extent such exercise would result in the holder, together with its affiliates, holding more than 9.99% of the Company’s outstanding voting stock (the “Blocker Provision”). The estimated fair value of the Investor Warrants issued is approximately $707,000 based on the Black-Scholes option pricing model. The relative fair value allocated to the Tranche A Notes and recorded as debt discount was $636,000.

Other than the Investor Warrants, no additional warrants exercisable for common stock of the Company are due, owing, or shall be granted to the Lenders pursuant to the Senior Notes, as amended. In addition, warrants exercisable for an aggregate of 34,912 shares of the Company’s common stock at an exercise price of $15.00 per share and warrants exercisable for an aggregate of 120,101 shares of the Company’s common stock at an exercise price of $7.50 per share previously granted by the Company to certain of the Lenders on September 10, 2015, in connection with prior interest payment deferrals have been amended and restated to provide that all such warrants are exercisable on a cashless basis and include a Blocker Provision (the “Amended and Restated Warrants”).

Additionally, the Company also agreed to (a) provide to the Agent and the Investors a monthly projected general and administrative expense report (the “Projected G&A”) and a monthly comparison report of the Projected G&A provided for the preceding month, with an explanation of any variances, provided that in no event shall such variances exceed $150,000, and (B) pay to the Agent within 2 business days following the end of each calendar month all of the Company’s oil and gas revenue received by the Company during such month (the “Net Revenue Sweep”), less (i) lease operating expenses, (ii) interest payments due to Investors under the New Senior Notes, (iii) general and administrative expenses not to exceed $150,000 per month unless preapproved by the Agent (the “G&A Cap”), and (iv) preapproved extraordinary expenses (together the “Monthly Net Revenues”). Amounts paid to the Agent through the Net Revenue Sweep are applied first to the repayment of principal and then interest due under the Tranche A Notes until such notes are paid in full and then to the repayment of principal and interest amounts due under the Tranche B Notes.

The amounts outstanding under the New Senior Notes are secured by a first priority security interest in all of the Company’s and its subsidiaries’ assets, property, real property, intellectual property, securities and proceeds therefrom, granted in favor of the Agent for the benefit of the Lenders, pursuant to a Security Agreement and a Patent Security Agreement, each entered into as of March 7, 2014, as amended on May 12, 2016 (the “Amended Security Agreement” and “Amended Patent Agreement,” respectively). Additionally, the Agent, for the benefit of the Lenders, was granted a mortgage and security interest in all of the Company’s and its subsidiaries real property as located in the State of Colorado and the State of Texas pursuant to (i) a Leasehold Deed of Trust, Fixture Filing, Assignment of Rents and Leases, and Security Agreements, dated March 7, 2014, as amended May 12, 2016, filed in Weld County and Morgan County, Colorado; and (ii) a Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production to be filed in Matagorda County, Texas (collectively, the “Amended Mortgages”).

Additionally, the Company’s obligations under the New Senior Notes, Amended NPA and related agreements were guaranteed by the Company’s direct and indirect subsidiaries, PEDCO, White Hawk, Pacific Energy & Rare Earth Limited, Blackhawk Energy Limited, Pacific Energy Development MSL, LLC and Red Hawk Petroleum, LLC pursuant to a Guaranty Agreement, entered into on March 7, 2014, as amended on May 12, 2016 (the “Amended Guaranty Agreement”).

Other than as described above, the terms of the Amended NPA (including the covenants and obligations thereunder) are substantially the same as the March 2014 Senior Loan Note Purchase Agreement, and the terms of the Tranche A Notes and Tranche B Notes (including the events of default, interest rates and conditions associated therewith) are substantially the same as the original March 2014 Notes.

Junior Debt Restructuring

On May 12, 2016, the Company entered into an Amendment No. 2 to Note and Security Agreement with RJC (the “Second Amendment”), pursuant to which the Company and RJC agreed to amend the RJC Junior Note to (i) capitalize all accrued and unpaid interest under the RJC Junior Note as of the date of the parties’ entry into the Second Amendment, and add it to note principal, making the then current outstanding principal amount of the RJC Junior Note $9,379,432, (ii) extend the “Termination Date” thereunder (i.e., the maturity date) from December 31, 2017 to July 11, 2019, (iii) provide that all future interest accruing under the RJC Junior Note is deferred, due and payable on the Termination Date, with all future interest amounts deferred being added to principal on the first business day of the month following the month in which such deferred interest is accrued, and (iv) subordinate the RJC Junior Note to the Senior Notes.

As additional consideration for RJC’s agreement to enter into the Second Amendment, the Company entered into a Call Option Agreement with GGE, an affiliate of RJC, dated May 12, 2016 (the “GGE Option Agreement”), pursuant to which the Company provided GGE an option to purchase 23,182,880 common shares of Caspian Energy Inc., a British Columbia corporation, held by the Company, upon payment of $100,000 by GGE to the Company, which option expires on the “Termination Date” of the RJC Junior Note, as amended, as described above, currently May 12, 2019. The Company originally issued an option to GGE in February 2015 to acquire the Company’s interest in these shares in connection with the Company’s acquisition of certain producing oil and gas assets from GGE, which option expired unexercised in February 2016, as more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2015.

Review and Approval of Related Party Transactions

We have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant stockholders, provided that it is our policy that any and all such transactions are presented and approved by the board and future material transactions between us and members of management or their affiliates shall be on terms no less favorable than those available from unaffiliated third parties.

In addition, our Code of Ethics (described above under “Code of Ethics” on page 16), which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership in our common stock and other equity securities, on Form 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish our company with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us and on written representation by our officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that with respect to the fiscal year ended December 31, 2016, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

Pursuant to SEC rules, we are not required to disclose in this proxy statement any failure to timely file a Section 16(a) report that has been disclosed by us in a prior proxy statement.

PROPOSAL 1
ELECTION OF DIRECTORS

At the annual meeting, four directors are to be elected to hold office until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Nominating and Governance Committee has recommended, and the board of directors has selected, the following nominees for election: Frank C. Ingriselli, Adam McAfee and Elizabeth P. Smith, collectively, the “non-Series A Nominees” and David Z. Steinberg, who has been nominated by the holder of our Series A Preferred Stock (the “Series A Nominee”), all of whom are current members of the board of directors of the Company.

If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to, or for good cause will not, serve as a director. The Series A Nominee was nominated by GGE, as the sole stockholder of our Series A Preferred Stock, who has the right pursuant to the Purchase Agreement and the certificate of designation designating the Series A Preferred Stock (as described in greater detail above under “Certain Relationships and Related Party Transactions” - “Agreements with Related Persons” – “Golden Globe Energy (US), LLC”, beginning on page 30), upon notice to the Company, to appoint designees to fill two (2) seats on the board of directors, one of which must be an independent director as defined by applicable rules, and the exclusive right, voting the Series A Preferred Stock as sole stockholder thereof, separately as a single class, to elect such two (2) nominees to the board of directors. To date, GGE has nominated Mr. Steinberg as its sole nominee on the board of directors.

The Series A Nominee is required to immediately resign at the option of the other members of our board of directors upon such time as the rights of the Series A Preferred Stock holder to appoint members to our board of directors expires. For so long as the Series A Preferred Stock board appointment rights remain in effect, if for any reason the Series A Nominee resigns or is otherwise removed from the board of directors, then his or her replacement shall be a person elected by any remaining Series A Preferred Stock nominee or the holder of the Series A Preferred Stock.

The Company’s Nominating Committee has reviewed the qualifications of the director nominees and has recommended each of the nominees for election to the Board.

We believe that each of our directors possesses high standards of personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; mature judgment; diversity in professional experience, skills and background and a proven record of success in their respective fields; and valuable knowledge of our business and industry. Moreover, each of our directors is willing to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to serving us and our stockholders. Set forth below is a brief description of the specific experiences, qualifications and skills attributable to each of our directors that led the board of directors, as of the date of this proxy statement, to its conclusion that such director should serve as a director of the Company. Director nominee ages set forth below are as of the record date.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

FRANK C. INGRISELLI (Age 63) CHAIRMAN Director since July 2012

Mr. Ingriselli has served as the Chairman of the board of directors since our acquisition of Pacific Energy Development in July 2012, served as our Chief Executive Officer from July 2012 to May 2016 and served as our President from July 2012 to October 2014. Mr. Ingriselli also served as the President, Chief Executive Officer, and Director of Pacific Energy Development since its inception in February 2011 through its July 2012 acquisition by the Company. Mr. Ingriselli began his career at Texaco, Inc. in 1979 and held management positions in Texaco’s Producing-Eastern Hemisphere Department, Middle East/Far East Division, and Texaco’s International Exploration Company. While at Texaco, Mr. Ingriselli negotiated a successful foreign oil development investment contract in China in 1983. In 1992, Mr. Ingriselli was named President of Texaco International Operations Inc. and over the next several years directed Texaco’s global initiatives in exploration and development. In 1996, he was appointed President and CEO of the Timan Pechora Company, a Houston, Texas headquartered company owned by affiliates of Texaco, Exxon, Amoco and Norsk Hydro, which was developing an investment in Russia. In 1998, Mr. Ingriselli returned to Texaco’s Executive Department with responsibilities for Texaco’s power and natural gas operations, merger and acquisition activities, pipeline operations and corporate development. In August 2000, Mr. Ingriselli was appointed President of Texaco Technology Ventures, which was responsible for all of Texaco’s global technology initiatives and investments. In 2001, Mr. Ingriselli retired from Texaco after its merger with Chevron, and founded Global Venture Investments LLC, which we refer to as GVEST, an energy consulting firm, for which Mr. Ingriselli continues to serve as the President and Chief Executive Officer. In February 2016, Mr. Ingriselli founded Blackhawk Energy Ventures Inc., which we refer to as BEV, an energy consulting firm wholly-owned by him for which Mr. Ingriselli currently serves as President and Chief Executive Officer. We believe Mr. Ingriselli’s positions with GVEST and BEV require only an immaterial amount of Mr. Ingriselli’s time and do not conflict with his roles or responsibilities with our company. In 2005, Mr. Ingriselli co-founded Erin Energy Corporation (NYSE: ERN) (formerly CAMAC Energy, Inc.) an independent energy company headquartered in Houston, Texas, and served as its President, Chief Executive Officer and a member of its board of directors from 2005 to July 2010 and currently serves as Chairman of Erin Energy Corporation after being re-appointed in May 2017.

From 2000 to 2006, Mr. Ingriselli sat on the board of directors of the Electric Drive Transportation Association (where he was also Treasurer) and the Angelino Group, and was an officer of several subsidiaries of Energy Conversion Devices Inc., a U.S. public corporation engaged in the development and commercialization of environmental energy technologies. From 2001 to 2006, he was a Director and Officer of General Energy Technologies Inc., a “technology facilitator” to Chinese industry serving the need for advanced energy technology and the demand for low-cost high-quality components, and Eletra Ltd, a Brazilian hybrid electric bus developer. Mr. Ingriselli currently sits on the Advisory Board of Directors of the Eurasia Foundation, a Washington D.C.-based non-profit that funds programs that build democratic and free market institutions in the new independent states of the former Soviet Union, and since May 2015, as a non-executive director and Chairman of the Board of Caspian Energy Inc., an oil and gas exploration company operating in Kazakhstan.

Mr. Ingriselli graduated from Boston University in 1975 with a Bachelor of Science degree in Business Administration. He also earned a Master of Business Administration degree from New York University in both Finance and International Finance in 1977 and a Juris Doctor degree from Fordham University School of Law in 1979.

Mr. Ingriselli brings to the board of directors over 38 years of experience in the energy industry. The board of directors believes that Mr. Ingriselli’s experience with our acquired subsidiary Pacific Energy Development and the insights he has gained from these experiences will benefit our future plans to evaluate and acquire additional oil producing properties and that they qualify him to serve as our director.

ELIZABETH P. SMITH (Age 68) CHAIRWOMAN OF THE COMPENSATION COMMITTEE CHAIRWOMAN OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Director since September 2013

Ms. Smith joined our board of directors on September 10, 2013, immediately prior to the listing of our common stock on the NYSE American. Ms. Smith retired from Texaco Inc. as Vice President-Investor Relations and Shareholder Services in late 2001 following its merger with Chevron Corp. Ms. Smith was also the Corporate Compliance Officer for Texaco and was a member of the Board of Directors of The Texaco Foundation. Ms. Smith joined Texaco’s Legal Department in 1976. As an attorney in the Legal Department, Ms. Smith handled administrative law matters and litigation. She served as Chairman of the American Petroleum Institute’s Subcommittee on Department of Energy Law for the 1983-1985 term. Ms. Smith was appointed Director of Investor Relations for Texaco, Inc. in 1984, and was named Vice President of the Corporate Communications division in 1989. In 1992, Ms. Smith was elected a Vice President of Texaco Inc. and assumed additional responsibilities as head of that company’s Shareholder Services Group. In 1999, Ms. Smith was named Corporate Compliance Officer for Texaco. Ms. Smith served as a Director of Pacific Asia Petroleum, Inc. until its merger with Erin Energy Corporation (formerly CAMAC Energy, Inc.) in April of 2010.

 Ms. Smith was elected to the Board of Finance of the Town of Darien, Connecticut, in November 2007, and from November 2010, until November 2015 when she elected not to seek reelection, served as the Chairman. In June of 2012, Ms. Smith was elected a Trustee of St. Luke’s School in New Canaan, Connecticut, and served until June, 2017. In 2013, Ms. Smith was elected as Treasurer of the Board of Directors of Trustees. Ms. Smith also served on the Financial Affairs Committee and the Investment Committee until June 2017. From 2007 through 2010, Ms. Smith has also served as a Board of Directors Member of the Community Fund of Darien, Connecticut, and from 1996 through 2006, Ms. Smith served on the Board of directors of INROADS/Fairfield Westchester Counties, Inc. From 2002 through 2005, Ms. Smith served as a member of the Board of Directors of Families With Children From China-Greater New York, and from 2004 through 2005, she served as a member of the Board of Directors of The Chinese Language School of Connecticut. While at Texaco, Ms. Smith was an active member in NIRI (National Investor Relations Institute) and the NIRI Senior Roundtable. She has been a member and past President of both the Investor Relations Association and the Petroleum Investor Relations Association. Ms. Smith was a member of the Board of Directors of Trustees of Marymount College Tarrytown from 1993 until 2001. She was also a member of the Board of Directors of The Education and Learning Foundation of Westchester and Putnam Counties from 1993 to 2002.

Ms. Smith graduated from Bucknell University in 1971 with a Bachelor of Arts degree, cum laude, and received a Doctor of Jurisprudence degree from Georgetown University Law Center in 1976.

The board of directors believes that Ms. Smith’s over 30 years’ experience in corporate compliance, investor relations, and law in the energy industry working at a major U.S. oil and gas company, and the insights she has gained from these experiences, will provide crucial guidance for our future operations and compliance efforts.

DAVID Z. STEINBERG (Age 35) Director since July 2015

Mr. Steinberg joined our board of directors on July 15, 2015. Mr. Steinberg has been employed by Platinum Credit Management, LLC as an investment professional since November 2016, and was previously employed by Platinum Management (NY) LLC, a New York based investment management firm, from May 2009 to November 2016, where he served as a portfolio manager and headed its structured products credit group. Mr. Steinberg received his Masters of Business Administration degree, with a concentration in finance, cum laude, from The New York Institute of Technology in 2009.

Mr. Steinberg serves on the board of directors as a designee appointed by GGE. The board of directors believes that Mr. Steinberg’s extensive knowledge and experience in corporate debt finance and banking in the energy industry, and the insights he has gained from these experiences, will provide crucial guidance for our future corporate finance efforts.

ADAM MCAFEE (Age 53) Director since December 2016

Mr. McAfee joined our board of directors on December 28, 2016. Mr. McAfee has over 30 years of experience as an entrepreneur, financial analyst, controller and executive with leadership roles in mergers and acquisitions, financial planning and analysis, project finance, operations, audit and enterprise system implementations. Since August 2012, Mr. McAfee has served as Chief Executive Officer of Nevo Energy, Inc., and Chief Financial Officer between December 2008 and July 2012, a solar utility and development company. Since October 2013, Mr. McAfee has served as the Vice President of Finance of Aemetis, Inc. (NASDAQ: AMTX), and between August 2011 and October 2013 served as Controller of, a renewable fuels production company. Since September 2005, he has served as Chief Executive Officer and Director of Navitas Corporation, an energy company, which merged with publicly traded Pacific Asia Petroleum (PAP) in July 2008 and then as Managing Director of Navitas Capital LLC, a spin-off company from Navitas Corporation, managing debt and equity investments in public and private companies. In 2003 Mr. McAfee founded Park Capital Management, LLC, a fund that manages assets acquired through PIPE and private equity investments in technology and renewable energy companies, where he has served as Managing Director since November 2003. Mr. McAfee serves as the Managing General Partner of Orchard Yield Funds, which manages investments in organic almonds in the Central Valley of California, since March 2016 and as the Managing Member of Organic Pastures Dairy Company, an organic raw milk dairy and creamery since 2002 and various Central Valley California farming entities since June 1983.

Mr. McAfee spent more than eleven years in significant corporate finance roles at Apple Computer in the Worldwide Financial Planning and Analysis, Sales, Research and Development and Operations divisions. Mr. McAfee currently serves as the President and Chairman of McAfee Charitable Ventures, a private non-profit charitable organization, a position he has held since August 2006. Mr. McAfee is also the Managing Member of a California Registered Investment Advisory Firm, Tilted Funds Group LLC, a position he has held since 2007.

Mr. McAfee is a Certified Management Accountant. He graduated with honors from California State University, Fresno with a Bachelor’s of Science in business administration and finance, and earned a Masters of Business Administration from the University of California, Irvine. He also completed the Harvard Business School Private Equity and Venture Capital Program. Mr. McAfee has been a Registered Investment Advisor in California since May 2007 and passed his Series 7 exam in March 1989, Series 63 exam in May 1991, and his Series 65 exam in May 2007.

Director Qualifications

The board of directors believes that each of our director nominees is highly qualified to serve as a member of the board of directors. Each of the director nominees has contributed to the mix of skills, core competencies and qualifications of the board of directors. When evaluating candidates for election to the board of directors, the board of directors seeks candidates with certain qualities that it believes are important, including integrity, an objective perspective, good judgment, and leadership skills. Our director nominees are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions.

Vote Required to Elect the Director Nominees

A plurality of the votes cast in person or by proxy by the holders of our common stock entitled to vote at the annual meeting are required to elect the three non-Series A Nominees. A plurality of the votes cast means (1) the director nominee with the most votes for a particular seat is elected for that seat; and (2) votes cast shall include votes to “withhold authority” (shown as “AGAINST” on the enclosed form of proxy) and exclude abstentions and broker non-votes with respect to that director’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within ten days of the annual meeting) will not be counted in determining the number of votes cast with respect to that director’s election. A plurality of the votes cast by the holder of our Series A Preferred Stock, in person or by proxy is required to elect the Series A Nominee. Votes cast by our common stock holders on the appointment of the Series A Nominee will be disregarded for purposes of determining whether such Series A Nominee has received the affirmative vote of a plurality of the Series A Preferred Stock shares outstanding as of the record date.

Properly executed proxies will be voted at the annual meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the enclosed form of proxy to vote for a substitute.

Pursuant to the power provided to the board of directors in our Bylaws, the board of directors has set the number of directors that shall constitute the board of directors at four, with three non-Series A Nominees and one Series A Nominee, as described above. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

  THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2
AMENDMENT TO THE PEDEVCO CORP. 2012 EQUITY INCENTIVE PLAN

At the annual meeting, stockholders are requested to approve an amendment to the Amended and Restated 2012 Equity Incentive Plan, which we refer to as the 2012 Plan, to increase by 1.5 million, the number of shares reserved for issuance under such plan. The amendment to the 2012 Plan has previously been approved by the board of directors. If this proposal 2 is not approved by our stockholders, we will continue to operate the 2012 Plan pursuant to its current provisions.

As of the date of this proxy statement filing, options to purchase 396,700 shares of restricted stock and 1,105,105 shares of restricted stock have been issued under the 2012 Plan, with 1,195 shares of common stock remaining available for issuance under the 2012 Plan. In the event proposal 2 is approved at the annual meeting, the 2012 Plan will have 1,501,195 shares available for future issuance.

The following is a summary of the principal features of the 2012 Plan. This summary does not purport to be a complete description of all of the provisions of the 2012 Plan. It is qualified in its entirety by reference to the full text of the 2012 Plan, as proposed to be amended, which has been filed with the SEC with this proxy statement as Appendix B.

General

On June 26, 2012, our board of directors adopted the 2012 Plan, and recommended that the adoption of the 2012 Plan be submitted for approval by our stockholders, who approved the adoption of the 2012 Plan on July 27, 2012. Our board of directors adopted the 2012 Plan because there were a limited number of shares available for grants of awards under our prior stock option plan, the 2009 Stock Incentive Plan (the “Prior Plan”). In addition, the Prior Plan was to expire in April 2019. Our board of directors adopted the 2012 Plan to continue to provide a means by which employees, directors and consultants of us may be given an opportunity to benefit from increases in the value of our common stock, and to attract and retain the services of such persons. All of our employees, directors and consultants are eligible to participate in the 2012 Plan. On April 23, 2014, the board adopted an amended and restated 2012 Equity Incentive Plan, to increase by 500,000 shares (i.e., to 700,000 shares from 200,000 shares pursuant to the terms of the original plan), the number of awards available for issuance under the plan, which was approved by stockholders on June 27, 2014. On July 27, 2015, the board of directors adopted an amended and restated 2012 Equity Incentive Plan, to increase by 300,000 shares, the number of awards available for issuance under the plan, which was approved by stockholders on October 7, 2015 (i.e., to 1,000,000 shares from 700,000 shares pursuant to the terms of the plan as amended prior thereto). On October 21, 2016, the board of directors adopted an amended and restated 2012 Equity Incentive Plan, to increase by 500,000 shares, the number of awards available for issuance under the plan, which was approved by stockholders on December 28, 2016. Pursuant to proposal 2, stockholders are being asked to approve an increase in the number of awards available for issuance under the plan from 1.5 million shares, i.e., from 1.5 million to 3.0 million.

The 2012 Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares. Incentive stock options granted under the 2012 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Non-statutory stock options granted under the 2012 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Consequences” below beginning on page 51, for a discussion of the principal federal income tax consequences of awards under the 2012 Plan.

Purpose

Our board of directors adopted the 2012 Plan to provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses. All of our employees, directors and consultants are eligible to participate in the 2012 Plan.

Administration

Unless it delegates administration to a committee as described below, our board of directors will administer the 2012 Plan. Subject to the provisions of the 2012 Plan, our board of directors has the power to construe and interpret the 2012 Plan, and to determine: (i) the fair value of common stock subject to awards issued under the 2012 Plan; (ii) the persons to whom and the dates on which awards will be granted; (iii) what types or combinations of types of awards will be granted; (iv) the number of shares of common stock to be subject to each award; (v) the time or times during the term of each award within which all or a portion of such award may be exercised; (vi) the exercise price or purchase price of each award; and (vii) the types of consideration permitted to exercise or purchase each award and other terms of the awards.

Our board of directors has the power to delegate administration of the 2012 Plan to a committee composed of one or more directors. In the discretion of our board of directors, a committee may consist solely of two or more “independent directors” or two or more “non-employee directors” (as such terms are defined in the 2012 Plan).

Stock Subject to the 2012 Plan

Subject to the provisions of the 2012 Plan relating to adjustments upon changes in our common stock, an aggregate of 1.5 million shares of common stock are currently reserved for issuance under the 2012 Plan (provided we are seeking stockholder approval for the increase in such number of shares of common stock by 1.5 million shares pursuant to this proposal 2), with 1,195 shares of common stock remaining available for issuance under the 2012 Plan as of the date of this proxy statement.

If shares of common stock subject to an option, SAR or performance share or unit granted under the 2012 Plan expire or otherwise terminate without being exercised (or exercised in full), such shares shall become available again for grants under the 2012 Plan. If shares of restricted stock awarded under the 2012 Plan are forfeited to us or repurchased by us, the number of shares forfeited or repurchased shall again be available under the 2012 Plan. Where the exercise price of an option granted under the 2012 Plan is paid by means of the optionee’s surrender of previously owned shares of common stock, or our withholding of shares otherwise issuable upon exercise of the option as may be permitted under the 2012 Plan, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed “issued” and no longer available for issuance under the 2012 Plan.

Eligibility

Incentive stock options may be granted under the 2012 Plan only to employees of our company and its affiliates. Employees, directors and consultants of our company and its affiliates are eligible to receive all other types of awards under the 2012 Plan.

No incentive stock option may be granted under the 2012 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of our company or any affiliate of our company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, no employee may be granted options under the 2012 Plan exercisable for more than 3.0 million shares of common stock during any twelve-month period.

Terms of Options and SARs

Options, SARs and performance shares and units may be granted under the 2012 Plan pursuant to stock option agreements, stock appreciation rights agreements and performance award agreements, respectively. The following is a description of the permissible terms of options, SARs and performance units under the 2012 Plan. Individual grants of options, SARs and performance shares and units may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options also may not be less than the fair market value of the common stock on the date of grant. The base value of an SAR or performance share or unit may not be less than the fair market value of the common stock on the date of grant. The exercise price of options granted under the 2012 Plan must be paid either in cash at the time the option is exercised or, at the discretion of our board of directors, (i) by delivery of already-owned shares of our common stock, (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement, or (iv) pursuant to a cashless exercise as permitted under applicable rules and regulations of the SEC.

In addition, the holder of an SAR is entitled to receive upon exercise of such SAR only shares of our common stock at a fair market value equal to the benefit to be received by the exercise.

Vesting

Options granted under the 2012 Plan may be exercisable in cumulative increments, or “vest,” as determined by our board of directors. Our board of directors has the power to accelerate the time as of which an option may vest or be exercised.

Tax Withholding

To the extent provided by the terms of an option, SAR or performance share or unit, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option, SAR or performance share or unit by a cash payment upon exercise, or in the discretion of our board of directors, by authorizing us to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

              Term

The maximum term of options, SARs and performance shares and units under the 2012 Plan is ten years, except that in certain cases (see “Eligibility” above) the maximum term is five years. Options, SARs and performance shares and units awarded under the 2012 Plan generally will terminate three months after termination of the participant’s service; however, pursuant to the terms of the 2012 Plan, a grantee’s employment shall not be deemed to terminate by reason of such grantee’s transfer from us to an affiliate of us, or vice versa, or sick leave, military leave or other leave of absence approved by our board of directors, if the period of any such leave does not exceed ninety (90) days or, if longer, if the grantee’s right to reemployment by us or any of our affiliates is guaranteed either contractually or by statute.

Restrictions on Transfer

A recipient may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the recipient, only the recipient may exercise an option, SAR or performance share or unit. Our board of directors may grant nonstatutory stock options, SARs and performance shares and units that are transferable to the extent provided in the applicable written agreement.

Terms of Restricted Stock Awards

Restricted stock awards may be granted under the 2012 Plan pursuant to restricted stock purchase or grant agreements. No awards of restricted stock may be granted under the 2012 Plan after ten (10) years from our board of directors’ adoption of the 2012 Plan (March 2022).

Payment

Our board of directors may issue shares of restricted stock under the 2012 Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in its sole discretion. If restricted stock under the 2012 Plan is issued pursuant to a purchase agreement, the purchase price must be paid either in cash at the time of purchase or, at the discretion of our board of directors, pursuant to any other form of legal consideration acceptable to our board of directors.

Vesting

Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by our board of directors. In the event a recipient’s employment or service with us terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to us in accordance with such restricted stock agreement.

Tax Withholding

Our board of directors may require any recipient of restricted stock to pay to us in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, our board of directors may withhold that amount from other amounts payable by us to the recipient, including salary, subject to applicable law. With the consent of our board of directors in its sole discretion, a recipient may deliver shares of our common stock to us to satisfy this withholding obligation.

Restrictions on Transfer

Rights to acquire shares of common stock under the restricted stock purchase or grant agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock agreement, as our board of directors shall determine in its discretion, so long as shares of common stock awarded under the restricted stock agreement remain subject to the terms of such agreement.

Adjustment Provisions

If any change is made to our outstanding shares of common stock without our receipt of consideration (whether through reorganization, stock dividend or stock split, or other specified change in our capital structure), appropriate adjustments may be made in the class and maximum number of shares of common stock subject to the 2012 Plan and outstanding awards. In that event, the 2012 Plan will be appropriately adjusted in the class and maximum number of shares of common stock subject to the 2012 Plan, and outstanding awards may be adjusted in the class, number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Events

In the event of (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of the assets of the Company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert, any surviving or acquiring corporation may assume awards outstanding under the 2012 Plan or may substitute similar awards. Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

Duration, Amendment and Termination

Our board of directors may suspend or terminate the 2012 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2012 Plan will terminate ten years from the date of its adoption by our board of directors, i.e., in March 2022.

Our board of directors may also amend the 2012 Plan at any time, and from time to time. However, except as it relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes. Our board of directors may submit any other amendment to the 2012 Plan for stockholder approval if it concludes that stockholder approval is otherwise advisable.

Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the recipient and us with respect to participation in the 2012 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options

There will be no federal income tax consequences to either us or the recipient upon the grant of an incentive stock option. Upon exercise of the option, the excess of the fair market value of the stock over the exercise price, or the “spread,” will be added to the alternative minimum tax base of the recipient unless a disqualifying disposition is made in the year of exercise. A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise. If the shares of common stock are disposed of in a disqualifying disposition, the recipient will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a federal income tax deduction equal to such amount. If the recipient sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.

Non-statutory Stock Options and Restricted Stock Awards

Non-statutory stock options and restricted stock awards granted under the 2012 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or us by reason of the grant. Upon acquisition of the stock, the recipient will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to “a substantial risk of forfeiture” (as defined in Section 83 of the Code), the taxable event will be delayed until the forfeiture provision lapses unless the recipient elects to be taxed on receipt of the stock by making a Section 83(b) election within 30 days of receipt of the stock. If such election is not made, the recipient generally will recognize income as and when the forfeiture provision lapses, and the income recognized will be based on the fair market value of the stock on such future date. On that date, the recipient’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin. If a recipient makes a Section 83(b) election, the recipient will recognize ordinary income equal to the difference between the stock’s fair market value and the purchase price, if any, as of the date of receipt and the holding period for purposes of characterizing as long-term or short-term any subsequent gain or loss will begin at the date of receipt.

With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income with respect to the stock. Such gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

Stock Appreciation Rights or SARs

A recipient receiving a stock appreciation right will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When a recipient exercises the stock appreciation right, the fair market value of any shares of common stock received will be ordinary income to the recipient and will be allowed as a deduction to us for federal income tax purposes.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain senior executives of the Company (a “covered employee”) in a taxable year to the extent that compensation to such employees exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a committee solely comprising “outside directors” (as defined in the 2012 Plan) and, among other things, the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant. Awards to purchase restricted stock under the 2012 Plan will not qualify as performance-based compensation under the Treasury Regulations issued under Section 162(m).

Securities Issued and Granted Under 2012 Plan

As of the date of this proxy filing, options to purchase 369,700 shares of restricted stock and 1,102,105 shares of restricted stock have been issued under the 2012 Plan, with 1,195 shares of common stock remaining available for issuance under the 2012 Plan. Information regarding all of our equity compensation plans can be found above under “Equity Compensation Plan Information”, on page 24.

Reasons for and Purpose of the Amendment to the 2012 Plan

The reason for the amendment is solely to increase the shares available for issuances under the 2012 Plan in order for us to be able to issue additional equity incentive compensation awards under the 2012 Plan for the purpose of attracting and retaining the best available personnel for positions of substantial responsibility, providing additional incentive to employees, directors and consultants, and promoting the success of our business.

The amendment would increase the number of shares that may be granted during the life of the 2012 Plan from 1.5 million to 3 million shares.

We are asking stockholders to increase the number of shares available for grants under the 2012 Plan to a level that we believe will, on the basis of current assumptions, ensure that enough shares remain available for anticipated issuances under the 2012 Plan through 2018.

Amendment of the 2012 Plan

Specifically, under this proposal 2, our stockholders are being asked to approve an amendment to clause (a) of Section 3 of the 2012 Plan such that the paragraph would provide in its entirety as follows:

“Stock Subject to the Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be issued under the Plan is three million (3,000,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.”

The other paragraphs of Section 3 and all other sections of the 2012 Plan would remain unchanged, other than (a) Section 15(a)(i), which relates to the maximum number of incentive stock options which may be issued under the 2012 Plan, (b) Section 15(b)(ii)(1), which relates to the maximum number of shares issuable to any participant under the 2012 Plan in any one fiscal year, (c) Section 15(b)(ii)(2), which relates to the maximum fair market value of shares relating to awards denominated in shares and satisfied in cash under the 2012 Plan in any one fiscal year, and (d) Section 15(b)(ii)(3), which relates to the maximum fair market value of shares relating to cash awards, payable in any one fiscal year under the 2012 Plan, which will each be increased to three million (3,000,000) shares after the amendment of the 2012 Plan, compared to one and one half million (1,500,000) shares prior to such amendment, to reflect the corresponding increase in the maximum aggregate number of shares which may be issued under the 2012 Plan as described above.

 Vote Required

Although Section 710 of the NYSE American Company Guide, requires the affirmative vote of the holders of voting stock representing a majority of the votes cast at a stockholders meeting held by a NYSE American listed company on a proposal to approve a stock plan or amendment thereto such as the amendment to our 2012 Plan, our bylaws and the Texas Business Organizations Code, which supersede the NYSE American Company Guide requirements, require the affirmative vote by our stockholders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, this proposal 2, in order to approve the proposal relating to the amendment of the 2012 Plan as set forth in this proposal 2, assuming a quorum is present at the annual meeting.

Our board of directors has approved the amendment to the 2012 Plan described in proposal 2. If proposal 2 is not approved by our stockholders at the annual meeting, we will continue to operate the 2012 Plan pursuant to its current provisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 2012 PLAN.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF AUDITORS

The board of directors has selected GBH CPAs, PC (“GBH”), as our independent auditors for the fiscal year ended December 31, 2017, and recommends that the stockholders vote to ratify such appointment.

We do not anticipate a representative from GBH to be present at the annual stockholders meeting. In the event that a representative of GBH is present at the annual meeting, the representative will have the opportunity to make a statement if he/she desires to do so and we will allow such representative to be available to respond to appropriate questions.

AUDIT FEES

We previously appointed GBH as our independent auditors to audit the consolidated financial statements of the Company for the fiscal years ended December 31, 2016 and December 31, 2015.

The following table presents fees for professional audit services performed by GBH CPAs, PC for the audit of our annual financial statements for the fiscal years ended December 31, 2016 and 2015 (in thousands).

	2016	2015
GBH CPAs, PC:
Audit Fees(1)	$185	$235
Audit-Related Fees(2)	-	20
Tax Fees(3)	33	26
All Other Fees(4)	36	37
Total	$254	$318

(1) Audit fees include professional services rendered for (1) the audit of our annual financial statements for the fiscal years ended December 31, 2016 and 2015 and (ii) the reviews of the financial statements included in our quarterly reports on Form 10-Q for such years.
(2) Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements, but are not reported under “Audit fees.”
(3) Tax fees include professional services relating to preparation of the annual tax return.
(4) Other fees include professional services for review of various filings and issuance of consents.

Pre-Approval Policies

It is the policy of our board of directors that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by our board of directors. Our board of directors pre-approved all services, audit and non-audit, provided to us by GBH CPAs, PC for 2016 and 2015.

In order to assure continuing auditor independence, the Audit Committee periodically considers the independent auditor’s qualifications, performance and independence and whether there should be a regular rotation of our independent external audit firm. We believe the continued retention of GBH to serve as our independent auditor is in the best interests of the Company and its stockholders, and we are asking our stockholders to ratify the appointment of GBH as our independent auditor for the year ended December 31, 2017. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our board of directors are requesting, as a matter of policy, that the stockholders ratify the appointment of GBH as our independent registered public accounting firm.

Ratification of this appointment shall be effective upon the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, this proposal, provided that a quorum exists at the annual meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote “AGAINST” ratification of this appointment. Properly executed proxies will be voted at the annual meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the ratification of the appointment of GBH.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the committee determines that such a change would be in our and the stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPOINTMENT OF GBH CPAS, PC AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017.

PROPOSAL 4
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in this proxy statement a separate proposal, which gives our stockholders the opportunity to approve or not approve the compensation of our named executive officers (as disclosed in this proxy statement) by voting “FOR” or “AGAINST” the resolution below (commonly referred to as “Say-on-Pay”). While our Board and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

In considering their vote, stockholders are encouraged to review with care the information regarding our executive compensation program as discussed under “Executive Compensation” (beginning on page 19) and the accompanying compensation tables and narratives (beginning on page 19).

As described under “Committees of the Board”, beginning on page 14, our Compensation Committee, which is comprised of two independent directors, oversees all aspects of our executive compensation program, annually reviews each component of our executive compensation program and seeks to ensure that the compensation program for our executive officers is aligned with the interests of our stockholders and the compensation practices of our peer companies (with whom we compete for executive management personnel). Our executive compensation program is also designed to attract, motivate and retain a highly qualified executive management team and to appropriately reward our executive officers for their contribution to the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value. The Compensation Committee is guided by the following key principles in determining the compensation of our executive officers:

●
Competition Among Peers.  The Compensation Committee believes that our compensation program should reflect the competitive recruiting and retention conditions in the Company’s industry, so that we can attract, motivate and retain top industry talent.

●
Accountability for Our Performance.  The Compensation Committee also believes that our compensation program should be tied in part to our financial and operational performance, so that our executive officers are held accountable through their compensation for the performance of the Company based on our achievement of certain pre-determined financial and operational goals.

●
Accountability for Individual Performance.  In addition, the Compensation Committee believes that our compensation program should be tied in part to the executive officer’s achievement of pre-determined individual performance goals, to encourage and promote individual contributions to the Company’s overall performance.

●
Alignment with Stockholder Interests.  Moreover, the Compensation Committee believes that our compensation program should be tied in part to our stock price performance through the grant of stock options and stock awards, to further align our executive officers’ interests with those of our stockholders.

We believe that our executive compensation program (1) has played a significant role in our ability to attract, motivate and retain a highly qualified executive team to manage our company, and (2) is structured in the best manner possible to support the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value.

The Board endorses our executive compensation program and recommends that our stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the Company’s 2017 Annual Meeting of Stockholders, pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and narrative discussion, be, and hereby is, APPROVED.”

The Company’s policy (to be approved on a non-binding basis by stockholders as discussed in Proposal 5 - Non-binding Advisory Vote on the Frequency of Holding Advisory Votes on Executive Compensation, below (page 58)) is to provide stockholders with an opportunity to approve the compensation of the named executive officers every three years at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2020 annual meeting of stockholders.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote provided that a quorum exists at the Annual Meeting. Abstentions with respect to this proposal will have the effect of a vote against this proposal and broker non-votes (which will occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to this proposal within ten days of the Annual Meeting) will not be counted in determining the number of shares necessary for approval. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” this proposal.

As noted above, the vote solicited by this proposal is advisory in nature and its outcome will not be binding on the Board or the Compensation Committee, nor will the outcome of the vote require the Board or the Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision of the Board or the Compensation Committee, or creating or implying any additional fiduciary duty of the Board or the Compensation Committee. However, the Board and the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL.

PROPOSAL 5
NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF
HOLDING ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in this proxy statement an additional separate proposal, which gives our stockholders the opportunity to vote on how frequently future advisory votes on the compensation of our named executive officers (i.e., “Say-on-Pay” votes) will occur. Stockholders may vote on whether they prefer an advisory vote to occur every one (an annual), two (a biennial) or three years (a triennial vote), or they may abstain from voting. While our Board and Compensation Committee intend to carefully consider the stockholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

After careful consideration, the Board recommends that an advisory vote on the compensation of our named executive officers be held every three years. An advisory vote every three years will be the most effective timeframe for the Company to respond to stockholders’ feedback and provide the Company with sufficient time to engage with stockholders to understand and respond to the vote results. The Company also believes a triennial vote would align more closely with the multi-year performance measurement cycle the Company uses to reward long-term performance. Our executive compensation programs are based on our long-term business strategy, which is more appropriately reflected with a three-year timeframe. However, the Board recognizes that our stockholders may elect to hold advisory votes on executive compensation more frequently than every three years (i.e., every one year or every two years). Therefore, the Board seeks input from our stockholders regarding the frequency of holding advisory votes on executive compensation.

With respect to this advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers, stockholders have three voting options (1 year, 2 years or 3 years), and the option, if any, that receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote will be considered approved by the Company’ stockholders, provided that the final vote will not be binding on us and is advisory in nature. Abstentions with respect to this proposal will have the effect of a vote against each of the voting options. Broker non-votes (which will occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to this proposal within ten days of the Annual Meeting) will not be counted in determining the number of shares necessary for approval. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy for “3 YEARS” as to the frequency of holding advisory votes on executive compensation.

As noted above, the vote solicited by this proposal is advisory and its outcome will not be binding on the Board or the Compensation Committee, whether or not it is approved by the aforementioned voting standard. In evaluating the vote on this proposal, the Board and the Compensation Committee will carefully consider the voting results in their entirety in determining the frequency of holding future advisory votes on the compensation of our named executive officers. If one of the voting options is not adopted by the required vote of our stockholders, the Board and Compensation Committee will evaluate the votes cast for each of the voting options and will deem the voting option receiving the greatest number of votes to be the voting option approved by our stockholders.

   The Company currently plans to provide stockholders with an opportunity to approve the frequency of holding future advisory votes on executive compensation every three years at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2020 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR “3 YEARS” AS TO THE FREQUENCY OF HOLDING ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 6 ADJOURNMENT OF THE ANNUAL MEETING

Our stockholders may be asked to consider and act upon one or more adjournments of the annual meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.

If a quorum is not present at the annual meeting, our stockholders may be asked to vote on the proposal to adjourn the annual meeting to solicit additional proxies. If a quorum is present at the annual meeting, but there are not sufficient votes at the time of the annual meeting to approve one or more of the proposals, our stockholders may also be asked to vote on the proposal to approve the adjournment of the annual meeting to permit further solicitation of proxies in favor of the other proposals. However, a stockholder vote may be taken on one of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal.

If the adjournment proposal is submitted for a vote at the annual meeting, and if our stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable the board of directors to solicit additional proxies in favor of one or more proposals. If the adjournment proposal is approved, and the annual meeting is adjourned, the board of directors will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the annual meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal.

The board of directors believes that, if the number of shares of our common stock and Series A Preferred Stock voting in favor of any of the proposals presented at the annual meeting is insufficient to approve a proposal, it is in the best interests of our stockholders to enable the board of directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. Any signed proxies received by us in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the annual meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the annual meeting as adjourned or postponed.

Vote Required

Authority to adjourn the annual meeting pursuant to this proposal 6, to another place, date or time, if deemed necessary or appropriate, in the discretion of the board of directors, requires the vote of a majority of the shares of stock entitled to vote which are present, in person or by proxy at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ADJOURNMENT OF THE ANNUAL MEETING,
IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

Stockholder Proposals for 2018 Annual Meeting of Stockholders and 2018 Proxy Materials

Proposals of holders of our voting securities intended to be presented at our 2018 annual meeting of stockholders and included in our proxy statement and form of proxy relating to such meeting pursuant to Rule 14a-8 of Regulation 14A must be received by us, addressed to our Corporate Secretary, at our principal executive offices at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, not earlier than the close of business on August 30, 2018, and not later than the close of business on September 29, 2018, together with written notice of the stockholder’s intention to present a proposal for action at the fiscal 2018 annual meeting of stockholders, unless our annual meeting date occurs more than 30 days before or 30 days after December 28, 2018. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the fiscal 2018 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting.

Stockholder proposals must be in writing and must include (a) the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of us which are owned beneficially or of record by such stockholder; (b) a representation that the stockholder is a holder of record of stock of us entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act. The board of directors reserves the right to refuse to submit any proposal to stockholders at an annual meeting if, in its judgment, the information provided in the notice is inaccurate or incomplete, or does not comply with the requirements for stockholder proposals set forth in our Bylaws.

Additionally, the Nominating and Governance Committee will consider director candidates recommended by stockholders, provided stockholders include (a) as to each person whom the stockholder proposes for the Nominating and Governance Committee to consider for nomination for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of us which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of us which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Nominating and Governance Committee through other means.

Additional Filings

Our Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through our website (www.pacificenergydevelopment.com) as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information on our website does not constitute part of this proxy statement.

We will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any of the filings described above. Individuals may request a copy of such information by sending a request to us, Attn: Corporate Secretary, PEDEVCO Corp., 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506.

Other Matters

As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the annual meeting other than that described above. If any other business should properly come before the annual meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the enclosed form of proxy.

The board of directors does not intend to bring any other matters before the annual meeting of stockholders and has not been informed that any other matters are to be presented by others.

Interest of Certain Persons in or Opposition to Matters to Be Acted Upon:

(a)	No officer or director of us has any substantial interest in the matters to be acted upon, other than his or her role as an officer or director of us, or as a stockholder of us.

(b)	No director of us has informed us that he or she intends to oppose the action taken by us set forth in this proxy statement.

Company Contact Information

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

PEDEVCO Corp.
4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506

By Order of the Board of Directors,

Frank C. Ingriselli, Chairman

APPENDIX A

PEDEVCO CORP.

2012 EQUITY INCENTIVE PLAN
(As Amended)

1. Purposes of the Plan. PEDEVCO Corp., a Texas corporation (the “Company”) hereby establishes the PEDEVCO CORP. 2012 EQUITY INCENTIVE PLAN (the “Plan”). The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the long-term growth and profitability of the Company. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares as the Administrator may determine.

2. Definitions. The following definitions will apply to the terms in the Plan:

“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; provided however, that for purposes of this subsection (i) any acquisition of securities directly from the Company shall not constitute a Change in Control;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference in the Plan to a section of the Code will be a reference to any successor or amended section of the Code.

“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

“Common Stock” means the common stock of the Company.

“Company” means PEDEVCO Corp., a Texas corporation, or any successor thereto.

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Director” means a member of the Board.

“Disability” means a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, and that either (1) renders a Participant unable to engage in any substantial gainful activity or (2) results in a Participant receiving income replacement benefits for a period of not less than three months under an employee accident and health plan covering the Participant.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation any division or subdivision of the Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, including without limitation quotation through the over the counter bulletin board (“OTCQB®”) quotation service administered by the Financial Industry Regulatory Authority (“FINRA”), the Fair Market Value of a Share will be the closing price for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

 (iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator, and to the extent Section 15 applies (a) with respect to ISOs, the Fair Market Value shall be determined in a manner consistent with Code section 422 or (b) with respect to NSOs or SARs, the Fair Market Value shall be determined in a manner consistent with Code section 409A.

“Fiscal Year” means the fiscal year of the Company.

“Grant Date” means, for all purposes, the date on which the Administrator determines to grant an Award, or such other later date as is determined by the Administrator, provided that the Administrator cannot grant an Award prior to the date the material terms of the Award are established. Notice of the Administrator’s determination to grant an Award will be provided to each Participant within a reasonable time after the Grant Date.

“Incentive Stock Option” or “ISO” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” or “NSO” means an Option that by its terms does not qualify or is not intended to qualify as an ISO.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means a stock option granted pursuant to the Plan.

“Optioned Shares” means the Common Stock subject to an Option.

“Optionee” means the holder of an outstanding Option.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means the holder of an outstanding Award.

“Performance Share” means an Award denominated in Shares which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

“Performance Unit” means an Award which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

“Period of Restriction” means the period during which Shares of Restricted Stock are subject to forfeiture or restrictions on transfer pursuant to Section 7.

“Plan” means this 2012 Equity Incentive Plan.

“Restricted Stock” means Shares awarded to a Participant which are subject to forfeiture and restrictions on transferability in accordance with Section 7.

“Restricted Stock Unit” means the right to receive one Share at the end of a specified period of time, which right is subject to forfeiture in accordance with Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

“Section” means a paragraph or section of this Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 13.

“Stock Appreciation Right” or “SAR” means the right to receive payment from the Company in an amount no greater than the excess of the Fair Market Value of a Share at the date the SAR is exercised over a specified price fixed by the Administrator in the Award Agreement, which shall not be less than the Fair Market Value of a Share on the Grant Date. In the case of a SAR which is granted in connection with an Option, the specified price shall be the Option exercise price.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Ten Percent Owner” means any Service Provider who is, on the grant date of an ISO, the owner of Shares (determined with application of ownership attribution rules of Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be issued under the Plan is three million (3,000,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited in whole or in part to the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or unissued Shares) which were subject to the Award will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only Shares actually issued pursuant to a SAR will cease to be available under the Plan; all remaining Shares subject to the SARs will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares withheld by the Company to pay the exercise price of an Award or to satisfy tax withholding obligations with respect to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure. The Plan shall be administered by the Board or a Committee (or Committees) appointed by the Board, which Committee shall be constituted to comply with Applicable Laws. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Administrator and the membership of any committee acting as Administrator the requirements regarding: (i) “nonemployee directors” within the meaning of Rule 16b-3 under the Exchange Act; (ii) “independent directors” as described in the listing requirements for any stock exchange on which Shares are listed; and (iii) Section 15(b)(i) of the Plan, if the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Administrator deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan and the approval of any relevant authorities, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on continued employment, continued service or performance criteria), any vesting acceleration (whether by reason of a Change of Control or otherwise) or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including the right to construe disputed or doubtful Plan and Award provisions;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan;

(viii) to modify or amend each Award (subject to Section 19(c)) to the extent any modification or amendment is consistent with the terms of the Plan. The Administrator shall have the discretion to extend the exercise period of Options generally provided the exercise period is not extended beyond the earlier of the original term of the Option or 10 years from the original grant date, or specifically (1) if the exercise period of an Option is extended (but to no more than 10 years from the original grant date) at a time when the exercise price equals or exceeds the fair market value of the Optioned Shares or (2) an Option cannot be exercised because such exercise would violate Applicable Laws, provided that the exercise period is not extended more than 30 days after the exercise of the Option would no longer violate Applicable Laws.

(ix) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to delay issuance of Shares or suspend Participant’s right to exercise an Award as deemed necessary to comply with Applicable Laws; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards. Any decision or action taken or to be taken by the Administrator, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by Applicable Laws, be within its absolute discretion (except as otherwise specifically provided in the Plan) and shall be final, binding and conclusive upon the Company, all Participants and any person claiming under or through any Participant.

5. Eligibility. NSOs, Restricted Stock, Restricted Stock Units, SARs, Performance Units and Performance Shares may be granted to Service Providers. ISOs may be granted as specified in Section 15(a).

6. Stock Options.

(a) Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator will determine in its sole discretion. For purposes of the foregoing sentence, Service Providers shall include prospective employees or consultants to whom Options are granted in connection with written offers of employment or engagement of services, respectively, with the Company; provided that no Option granted to a prospective employee or consultant may be exercised prior to the commencement of employment or services with the Company. The Administrator may grant NSOs, ISOs, or any combination of the two. ISOs shall be granted in accordance with Section 15(a) of the Plan.

(b) Option Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the exercise date, the term of the Option, the number of Shares to which the Option pertains, and such other terms and conditions (which need not be identical among Participants) as the Administrator shall determine in its sole discretion. If the Award Agreement does not specify that the Option is to be treated as an ISO, the Option shall be deemed a NSO.

(c) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be no less than the Fair Market Value per Share on the Grant Date.

(d) Term of Options. The term of each Option will be stated in the Award Agreement. Unless terminated sooner in accordance with the remaining provisions of this Section 6, each Option shall expire either ten (10) years after the Grant Date, or after a shorter term as may be fixed by the Board.

(e) Time and Form of Payment.

(i) Exercise Date. Each Award Agreement shall specify how and when Shares covered by an Option may be purchased. The Award Agreement may specify waiting periods, the dates on which Options become exercisable or “vested” and, subject to the termination provisions of this section, exercise periods. The Administrator may accelerate the exercisability of any Option or portion thereof.

(ii) Exercise of Option. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (1) notice of exercise (in such form as the Administrator shall specify from time to time) from the person entitled to exercise the Option, and (2) full payment for the Shares with respect to which the Option is exercised (together with all applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan (together with all applicable withholding taxes). Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.

(iii) Payment. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(1) cash;

(2) check;

(3) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, a promissory note;

(4) other Shares, provided Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised;

(5) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, in accordance with any broker-assisted cashless exercise procedures approved by the Company and as in effect from time to time;

(6) by asking the Company to withhold Shares from the total Shares to be delivered upon exercise equal to the number of Shares having a value equal to the aggregate Exercise Price of the Shares being acquired;

(7) any combination of the foregoing methods of payment; or

(8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(f) Forfeiture of Options. All unexercised Options shall be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator will determine in its sole discretion.

(b) Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Vesting Conditions and Other Terms.

(i) Vesting Conditions. The Administrator, in its sole discretion, may impose such conditions on the vesting of Shares of Restricted Stock as it may deem advisable or appropriate, including but not limited to, achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Administrator may, in its discretion, also provide for such complete or partial exceptions to an employment or service restriction as it deems equitable.

(ii) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(iii) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator determines otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(iv) Transferability. Except as provided in this Section, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Removal of Restrictions. All restrictions imposed on Shares of Restricted Stock shall lapse and the Period of Restriction shall end upon the satisfaction of the vesting conditions imposed by the Administrator. Vested Shares of Restricted Stock will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine, but in no event later than the 30th day following the date on which vesting occurred.

(e) Forfeiture of Restricted Stock. On the date set forth in the Award Agreement, the Shares of Restricted Stock for which restrictions have not lapsed will be forfeited and revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator will determine in its sole discretion.

(b) Restricted Stock Units Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units granted, vesting criteria, form of payout, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

(c) Vesting Conditions. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion. At any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Time and Form of Payment. Upon satisfaction of the applicable vesting conditions, payment of vested Restricted Stock Units shall occur in the manner and at the time provided in the Award Agreement, but in no event later than the 15th day of the third month following the end of the year in which vesting occurred. Except as otherwise provided in the Award Agreement, Restricted Stock Units may be paid in cash, Shares, or a combination thereof at the sole discretion of the Administrator. Restricted Stock Units that are fully paid in cash will not reduce the number of Shares available for issuance under the Plan.

(e) Forfeiture of Restricted Stock Units. All unvested Restricted Stock Units shall be forfeited to the Company on the date set forth in the Award Agreement and again will become available for grant under the Plan.

9. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant SARs to Service Providers in such amounts as the Administrator will determine in its sole discretion.

(b) Award Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares underlying the SAR grant, the term of the SAR, the conditions of exercise, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

(c) Exercise Price and Other Terms. The per Share exercise price for the exercise of an SAR will be no less than the Fair Market Value per Share on the Grant Date.

(d) Time and Form of Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount no greater than: (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) the number of Shares with respect to which the SAR is exercised. An Award Agreement may provide for a SAR to be paid in cash, Shares of equivalent value, or a combination thereof.

(e) Forfeiture of SARs. All unexercised SARs shall be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares. Performance Units or Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Award Agreement. Each Award of Performance Units and Shares will be evidenced by an Award Agreement that will specify the initial value, the Performance Period, the number of Performance Units or Performance Shares granted, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

(c) Value of Performance Units and Performance Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

(d) Vesting Conditions and Performance Period. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals or any other basis determined by the Administrator in its discretion.

(e) Time and Form of Payment. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of vested Performance Units or Performance Shares by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. Vested Performance Units or Performance Shares will be paid as soon as practicable after the expiration of the applicable Performance Period, but in no event later than the 15th day of the third month following the end of the year the applicable Performance Period expired. An Award Agreement may provide for the satisfaction of Performance Unit or Performance Share Awards in cash or Shares (which have an aggregate Fair Market Value equal to the value of the vested Performance Units or Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Forfeiture of Performance Units and Performance Shares. All unvested Performance Units or Performance Shares will be forfeited to the Company on the date set forth in the Award Agreement, and again will become available for grant under the Plan.

11. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as required by Applicable Laws, vesting of Awards will be suspended during any unpaid leave of absence. An Employee will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

12. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, any or all outstanding Awards may be assumed by the successor corporation, which assumption shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to vesting requirements and repurchase restrictions no less favorable to the Participant than those in effect prior to the merger or Change in Control.

In the event that the successor corporation does not assume or substitute for the Award, unless the Administrator provides otherwise, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.

For the purposes of this Section 13(c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a SAR upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Restricted Stock Units and Performance Units, the number of implied shares determined by dividing the value of the Restricted Stock Units and Performance Units, as applicable, by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes required by Applicable Laws to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15. Provisions Applicable In the Event the Company or the Service Provider is Subject to U.S. Taxation.

(a) Grant of Incentive Stock Options. If the Administrator grants Options to Employees subject to U.S. taxation, the Administrator may grant such Employee an ISO and the following terms shall also apply:

(i) Maximum Amount. Subject to the provisions of Section 13, to the extent consistent with Section 422 of the Code, not more than an aggregate of three million (3,000,000) Shares may be issued as ISOs under the Plan.

(ii) General Rule. Only Employees shall be eligible for the grant of ISOs.

(iii) Continuous Employment. The Optionee must remain in the continuous employ of the Company or its Subsidiaries from the date the ISO is granted until not more than three months before the date on which it is exercised. A leave of absence approved by the Company may exceed ninety (90) days if reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any ISO held by the Optionee will cease to be treated as an ISO.

(iv) Award Agreement.

(1) The Administrator shall designate Options granted as ISOs in the Award Agreement. Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), Options will not qualify as an ISO. For purposes of this section, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(2) The Award Agreement shall specify the term of the ISO. The term shall not exceed ten (10) years from the Grant Date or five (5) years from the Grant Date for Ten Percent Owners.

(3) The Award Agreement shall specify an exercise price of not less than the Fair Market Value per Share on the Grant Date or one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date for Ten Percent Owners.

(4) The Award Agreement shall specify that an ISO is not transferable except by will, beneficiary designation or the laws of descent and distribution.

(v) Form of Payment. The consideration to be paid for the Shares to be issued upon exercise of an ISO, including the method of payment, shall be determined by the Administrator at the time of grant in accordance with Section 6(e)(iii).

(vi) “Disability,” for purposes of an ISO, means total and permanent disability as defined in Section 22(e)(3) of the Code.

(vii) Notice. In the event of any disposition of the Shares acquired pursuant to the exercise of an ISO within two years from the Grant Date or one year from the exercise date, the Optionee will notify the Company thereof in writing within thirty (30) days after such disposition. In addition, the Optionee shall provide the Company with such information as the Company shall reasonably request in connection with determining the amount and character of Optionee’s income, the Company’s deduction, and the Company’s obligation to withhold taxes or other amounts incurred by reason of a disqualifying disposition, including the amount thereof.

(b) Performance-based Compensation. If the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns, then the following terms shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Code Section 162(m):

(i) Outside Directors. The Board shall consider in selecting the Administrator and the membership of any committee acting as Administrator the provisions regarding “outside directors” within the meaning of Code Section 162(m).

(ii) Maximum Amount.

(1) Subject to the provisions of Section 13, the maximum number of Shares that can be awarded to any individual Participant in the aggregate in any one fiscal year of the Company is three million (3,000,000) Shares;

(2) For Awards denominated in Shares and satisfied in cash, the maximum Award to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of three million (3,000,000) Shares on the Grant Date; and

(3) The maximum amount payable pursuant to any cash Awards to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of three million (3,000,000) Shares on the Grant Date.

(iii) Performance Criteria. All performance criteria must be objective and be established in writing prior to the beginning of the performance period or at later time as permitted by Code Section 162(m). Performance criteria may include alternative and multiple performance goals and may be based on one or more business and/or financial criteria. In establishing the performance goals, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary:

(1) Increased revenue;

(2) Net income measures (including but not limited to income after capital costs and income before or after taxes);

(3) Stock price measures (including but not limited to growth measures and total stockholder return);

(4) Market share;

(5) Earnings per Share (actual or targeted growth);

(6) Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

(7) Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

(8) Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

(9) Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency);

(10) Expense measures (including but not limited to overhead cost and general and administrative expense);

(11) Margins;

(12) Stockholder value;

(13) Total stockholder return;

(14) Proceeds from dispositions;

(15) Production volumes;

(16) Total market value; and

(17) Corporate values measures (including but not limited to ethics compliance, environmental, and safety).

(c) Stock Options and SARs Exempt from Code section 409A. If the Administrator grants Options or SARs to Employees subject to U.S. taxation the Administrator may not modify or amend the Options or SARs to the extent that the modification or amendment adds a feature allowing for additional deferral within the meaning of Code section 409A.

16. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Parent or Subsidiary of the Company, nor will they interfere in any way with the Participant’s right or the Company’s or its Parent’s or Subsidiary’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Effective Date. The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s stockholders at any time within twelve (12) months of such adoption. Upon approval of the Plan by the stockholders of the Company, all Awards issued pursuant to the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

18. Term of Plan. The Plan will terminate 10 years following the earlier of (i) the date it was adopted by the Board or (ii) the date it became effective upon approval by stockholders of the Company, unless sooner terminated by the Board pursuant to Section 19.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance. The Administrator may delay or suspend the issuance and delivery of Shares, suspend the exercise of Options or SARs, or suspend the Plan as necessary to comply with Applicable Laws. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22. Repricing Prohibited; Exchange And Buyout of Awards. The repricing of Options or SARs is prohibited without prior stockholder approval. The Administrator may authorize the Company, with prior stockholder approval and the consent of the respective Participants, to issue new Option or SAR Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Administrator may at any time repurchase Options with payment in cash, Shares or other consideration, based on such terms and conditions as the Administrator and the Participant shall agree.

23. Substitution and Assumption of Awards. The Administrator may make Awards under the Plan by assumption, substitution or replacement of performance shares, phantom shares, stock awards, stock options, stock appreciation rights or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The Administrator may also make Awards under the Plan by assumption, substitution or replacement of a similar type of award granted by the Company prior to the adoption and approval of the Plan. Notwithstanding any provision of the Plan (other than the maximum number of shares of Common Stock that may be issued under the Plan), the terms of such assumed, substituted or replaced Awards shall be as the Administrator, in its discretion, determines is appropriate.

24. Governing Law. The Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of Texas.

Adopted by the Board of Directors on June 26, 2012.

Amended by the stockholders of the Company on June 27, 2014, October 7, 2015, December 28, 2016 and ________, 2017.

FORM OF PROXY
(SEE ATTACHED)

PEDEVCO CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – December 28, 2017 AT 10:00 A.M.

CONTROL ID:
REQUEST ID:

The undersigned stockholder of PEDEVCO CORP., a Texas corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated on or around November 8, 2017, and hereby appoints Michael L. Peterson and Clark R. Moore (the “Proxies”) proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2017 annual Meeting of Stockholders of the Company, to be held on December 28, 2017, at 10:00 a.m. local time at PEDEVCO Corp.’s corporate office located at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, and at any adjournment or adjournments thereof, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting. You hereby revoke all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/PED
PHONE:	Call toll free 1-866-752-VOTE (8683)

ANNUAL MEETING OF THE STOCKHOLDERS OFPEDEVCO CORP.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		FOR ALL	AGAINST ALL	FOR	AGAINST
	Election of Directors	☐	☐
	Frank C. Ingriselli			☐	☐
	Adam McAfee			☐	☐
	Elizabeth P. Smith			☐	☐
	David Z. Steinberg			☐	☐
Proposal 2		FOR	AGAINST	ABSTAIN
	To approve an amendment to the company’s 2012 Equity Incentive Plan, to increase by 1,500,00 the number of shares of common stock reserved for issuance under the plan.	☐	☐	☐
CONTROL ID:
REQUEST ID:
Proposal 3		FOR	AGAINST	ABSTAIN
	Ratification of the appointment of GBH CPA’s, PC, as the company’s independent auditors for the fiscal year ending December 31, 2017.	☐	☐	☐
Proposal 4		FOR	AGAINST	ABSTAIN
	To approve, by non-binding vote, the compensation of the company’s named executive officers.	☐	☐	☐
Proposal 5		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
	To recommend, by non-binding vote, the frequency of holding advisory votes on the compensation of the company’s named executive officers.	☐	☐	☐	☐
Proposal 6		FOR	AGAINST	ABSTAIN
	To approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies.	☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For All” In Proposal 1, “For” Proposals 2 Through 4 And Proposal 6 And For “Three Years” In Proposal 5, and for all such other business as may properly come before the meeting in the sole determination of the Proxies.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
________________________
________________________
________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2017

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)